UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy State
ment
Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant
Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

BAKER HUGHES COMPANY
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 Notice of Annual Meeting of
Shareholders and Proxy Statement

Baker Hughes

Baker Hughes

2023

Proxy Statement

Letter to our shareholders

On behalf of the leadership team and the Board of Directors, I want to thank you for your investment and commitment to Baker Hughes. I remain honored to continue to serve as the Company’s Chairman, President, and Chief Executive Officer, and I continue to appreciate the trust you place in me to drive Baker Hughes forward.

2022 was a year of progress for the strategic transformation of Baker Hughes as we continued to focus on building a differentiated energy technology company. With our integrated portfolio of energy solutions plus new technology and digital offerings that serve a wider industrial and New Energy base, we believe we are uniquely positioned to capitalize on oil and gas commodity tailwinds, as well as the accelerating momentum and structural growth of the energy transition.

During the year, we navigated a complex energy market and macro environment, improved performance in the second half of the year, and took meaningful steps toward simplifying our organization to ultimately deliver more long-term value to our shareholders and achieve our purpose of taking energy forward. Benefits from our work started in 2022 include:

•	Removing at least $150 million in costs through a consolidation of product lines and related functions, as well as at least a 25% reduction in our executive management team.

•	Improving our operational flexibility and execution under a more focused management team. Our new structure will allow for more time and focus to areas like supply chain, operations, and capital allocation, driving better coordination, consistency, and governance.

•	Allowing for more flexibility and decision-making within our Oilfield Services & Equipment (OFSE) and Industrial & Energy Technology (IET) business segments in a strategically managed model, better supporting the evolving needs of our customers and commercializing solutions in a more efficient manner.

Recent world events have re-focused the world’s policymakers on better balancing the energy trilemma — a three-way push-pull of energy security, sustainability, and affordability. The heightened focus on energy security and affordability is driving near-term capital spending in oil and gas production. At the same time, the continued focus on solving climate change and Environmental, Social, and Governance (ESG) leadership creates an attractive environment for investment in energy-sustainability solutions.

To balance the energy trilemma over the longer term, we believe natural gas and Liquified Natural Gas (LNG) will continue to play pivotal roles in the energy mix, requiring significant investment in these areas. We also believe the new policy directions seen in 2022 will continue to solidify over the next five to ten years, helping to spur significant increases in New Energy development. We believe Baker Hughes is in a prime position to benefit from this evolving landscape without compromising on our net-zero emissions ambitions or our purpose to deliver cleaner, safer, and more efficient energy.

Our Board of Directors has remained engaged, strategic, and growth-oriented at Baker Hughes. Since our 2022 shareholders meeting, we have welcomed Mohsen Sohi to the Board, adding further industrial and multi-industry experience to help guide Baker Hughes. On behalf of our Company, I also want to share my sincere thanks to Gregory L. Ebel who has stepped down from the Board after 3 years of valuable service.

Thank you to our customers, shareholders, and employees for their continued support of Baker Hughes. Our unique portfolio, strong balance sheet, and clear strategy will continue to guide us in another year of taking energy forward for a sustainable future.

Sincerely,

Lorenzo Simonelli

Chairman, President, and Chief Executive Officer

Notice of 2023 Annual Meeting

of Shareholders

When:	Virtual Meeting Access:
May 16, 2023 9:00 a.m. CDT *	To attend, register by May 10, 2023 at 5:00 p.m. EDT at www.proxydocs.com/bakerhughes

Agenda

Proposal 1	The election of directors

Proposal 2	An advisory vote related to the Company’s executive compensation program

Proposal 3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023

Proposal 4	An advisory vote on the frequency of the holding of an advisory vote on executive compensation

Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

Record date

The Board of Directors of Baker Hughes Company (the “Company,” “Baker Hughes,” “we,” “us” or “our”) has fixed March 20, 2023 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Class A Common Stock and Class B Common Stock of the Company (collectively, the “Common Stock”) of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.

Proxy voting

You are invited to attend the meeting via live webcast. Whether or not you plan to attend the live webcast, we urge you to promptly vote your shares by telephone, by the Internet, or if this proxy statement (“Proxy Statement”) was mailed to you, by completing, signing, dating, and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of the Shareholders (the “Annual Meeting”). You may revoke your proxy any time prior to its exercise, and you may vote at the live webcast, even if you have previously returned your proxy.

By order of the Board of Directors,

Fernando Contreras

Vice President - Legal Governance & Corporate Secretary

Houston, Texas, March 31, 2023

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

How to vote in advance

Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:

Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee

Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

Mail your signed proxy card or voting instruction to the address listed on the envelope

Who can vote:

Holders of Baker Hughes Class A Common Stock and Class B Common Stock at the close of business on March 20, 2023

Virtual Meeting Access:

To attend, register by May 10, 2023 at 5:00 p.m. EDT at www.proxydocs.com/bakerhughes

Date of mailing

A Notice of Internet Availability of Proxy Materials will be mailed on or about April 6, 2023

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 16, 2023

Baker Hughes 2023 Proxy Statement and 2022 Annual Report are available on the Internet:

Registered holders

www.proxydocs.com/bakerhughes

Beneficial holders

Follow instructions provided by your broker, bank, or other nominee

Proxy statement summary

This Proxy statement summary highlights information contained elsewhere in this Proxy Statement, which is first being made available to shareholders on or about April 6, 2023. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

2023 Annual Meeting information

When:	Virtual Meeting Access:
Tuesday, May 16, 2023 9:00 a.m. CDT *	To attend, register by May 10, 2023 by 5:00 p.m. EDT at www.proxydocs.com/bakerhughes

Virtual Meeting

The Board has determined that the 2023 Annual Meeting will be a completely virtual meeting. The Annual Meeting will be conducted only via live webcast. You will have the same rights and opportunities to participate as you would have at a physical meeting. You may attend the meeting, vote your shares, and submit questions electronically during the live webcast by visiting www.proxydocs.com/bakerhughes.

To participate in the Annual Meeting, you will need to register prior to the deadline of 5:00 p.m. EDT on May 10, 2023. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions during the registration process and fifteen minutes prior to and during the Annual Meeting. We look forward to answering your questions during the meeting. All questions must comply with the rules of conduct, which will be posted on the virtual meeting website.

Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions.

Matters to be voted upon				How to vote in advance

No.	Proposal	Board Recommendation	Page Reference (For More Detail)	Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods
1	The election of directors	FOR each nominee	7	Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee

2	An advisory vote related to the Company’s executive compensation program	FOR	61	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023	FOR	64	Mail your signed proxy card or voting instructions to the address listed on the envelope

4	An advisory vote on the frequency of the holding of an advisory vote on executive compensation	ONE YEAR	65
Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 16, 2023

Baker Hughes’ 2023 Proxy Statement and 2022 Annual Report are available for registered holders at www.proxydocs.com/bakerhughes and beneficial holders should follow the instructions provided by their broker, bank, or other nominee.

1

Proxy Statement Summary

Changes from Prior Year

We continually review our approach to sustainability, corporate governance, human capital management, and executive compensation to ensure that we are in a position to consistently deliver on our strategy and the long-term interests of our shareholders.

•  Appointed Mr. Mohsen Sohi to our Board on January 25, 2023. Mr. Sohi brings extensive leadership experience in international technology, engineering, and risk management

•  Continued our commitment to diversity, equity, and inclusion by requiring diverse candidates in our director recruitment pool

•  Included our 2021 EEO-1 Report on our website

•  Included new pay versus performance disclosures around executive compensation

•  The Board established the Finance Committee to assist in its oversight of the Company’s capital structure and financial resources and to advise on financial risks.

2022 operational highlights

Baker Hughes is focused on building a differentiated energy technology company. With our integrated portfolio of energy solutions plus new technology and digital offerings, we believe we are uniquely positioned to help enable the energy transition. In 2022, we accelerated our strategy and began simplifying our structure to better position Baker Hughes. We re-segmented the Company into two business segments, Oilfield Services & Equipment (OFSE) and Industrial & Energy Technology (IET) as the first step to streamline our organization and drive our transformation. Baker Hughes was successful in 2022, with key commercial successes and solid margin improvements in OFSE. Commercially in IET, order performance in LNG and new energy hit new highs. In 2022, we had a record year for LNG equipment orders, and achieved significant growth in new energy orders compared to 2021.

Performance	Technology and Innovation	Responsibility

$26.8B in orders	$556M in research and development	AA ESG rating by MSCI

$11% increase in adjusted EBITDA*	>2,200 patents granted	23% reduction in Scope 1 & 2 GHG emissions**

$1.1B free cash flow*	$400+M in new energy orders	217 HSE Perfect Days***

*	Adjusted EBITDA and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A

**	2021 actual compared to 2019 base year

***	An HSE Perfect Day is a day without injury, vehicle accidents, or harm to the environment

Purpose: We take energy forward - making it safer, cleaner, and more efficient for people and the planet.

Guided by our purpose, and mindful of our shareholders, customers, communities, and others whose trust we value, we take responsibility for the energy we bring. Our commitment to people, planet, and principles is embedded at every level within the Company, and oversight rests with the Board of Directors.

We view sustainability as a key part of our business strategy. We believe that operating Baker Hughes responsibly and providing products and services that help our customers achieve their sustainability goals afford us opportunities to grow our business; increase customer collaboration; attract, retain, and motivate employees; and differentiate us from our competitors.

2 2023 Proxy Statement

Proxy Statement Summary

We have a solid strategy to guide us, which is focused on improving our core competitiveness and delivering higher productivity solutions today, while positioning for the future. In order to drive our strategy forward, we developed a three-pronged approach to guide our execution, which consists of transforming our core, investing for growth, and positioning for new frontiers in the energy space.

TRANSFORM OUR CORE

• Completed portfolio rationalization across multiple businesses across the globe

• Restructuring from four product companies to two business segments, removing $150+ million in costs by the end of 2023

INVEST FOR GROWTH

• Acquisitions of Quest Integrity, AccessESP, and BRUSH Power Generation

• Opening of our new Chemicals manufacturing center in Singapore to better serve OFSE customers and support growth in the Eastern Hemisphere

POSITION FOR NEW FRONTIERS

• 2022 marked the largest volume booked to date in New Energy orders ($400+ million)

• Established new partnerships and made new early-stage investments and acquisitions in 2022, including HIF Global, Mosaic Materials, NETPower, and GreenFire Energy

Our responsibility

We organize our efforts into the areas of people, planet, and principles, and we work hard to make measurable progress each year. We strive to improve the transparency of our reporting and challenge ourselves to perform at the level of the most responsible companies in the world, not just in our own industry.

People

At Baker Hughes, our people are central contributors to our purpose of taking energy forward. As an energy technology company with operations around the world, we believe that a diverse workforce is critical to our success, and we aim to attract the best and most diverse talent to support the energy transition. We strive to be an inclusive and safe workplace, with opportunities for our employees to grow and develop in their careers, supported by learning and development opportunities, competitive compensation, benefits and health and wellness programs, and programs that build connections between our employees and their communities.

Diversity, Equity, and Inclusion (“DEI”): We believe unique ideas and perspectives fuel innovation and our differences make us stronger. We value difference in gender, race, ethnicity, age, gender identity, sexual orientation, ability, cultural background, religion, veteran status, experience, and thought across the globe. We celebrate the diversity and uniqueness of each employee and believe that everyone has the right to be treated with fairness, dignity, and respect. In addition, we continue to focus on the hiring, retention, and advancement of our global talent.

Our 2021 EEO-1 consolidated report can be found on our website at www.bakerhughes.com. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any filing we make with the Securities and Exchange Commission (“SEC”).

Talent Acquisition: We have enacted a number of initiatives to support our global goal of increasing the number of diverse employees. We have conducted training on unconscious bias and launched pilot projects on blind resumes and debiasing job descriptions, interview templates, and assessments. As well, we have expanded our talent acquisition focus to include executive search services.

Inclusive Culture: We have several programs and initiatives that cultivate a culture and environment where everyone feels they belong and can thrive and contribute. Employees participate in Employee Resource Groups (“ERGs”), which elevate the conversation and awareness around DEI issues. All employees are welcome to join an ERG either as members of represented communities or as allies. Our DEI education framework provides goals aimed to provide our workforce with tools, resources, and learning opportunities focused on raising awareness, fostering inclusive behaviors, and building cultural competence. We also continue to assess and provide programs and policies that support our employees, including flexible work arrangements.

Charitable Work: Baker Hughes seeks to make a positive impact in the communities where we operate around the world through shareholder engagement, community service, and charitable contributions. Consistent with our purpose and values, we work to advance environmental quality, educational opportunities, and health and wellness. We benefit our communities through financial contributions, in-kind donations of goods and services, and volunteer projects. The Baker Hughes Foundation makes strategic philanthropic contributions, matches Baker Hughes employee charitable contributions, and awards volunteer recognition grants for outstanding employee community service. In order to align with the Company’s strategy to build the energy workforce of the future and promote a diverse, equitable, and inclusive workplace, the Baker Hughes Foundation announced $1 million in grants to four historically Black colleges and universities for the 2022-2023 academic year as part of its long-running mission to promote education and opportunity in the

3

Proxy Statement Summary

communities where employees of the Company live and work. Another mission of the Baker Hughes Foundation is to promote environmental outcomes such as nature-based climate solutions and biodiversity. To advance this goal, in 2022, the Baker Hughes Foundation announced a $350,000 grant to One Tree Planted in support of global reforestation initiatives in the Americas, Australia, Malaysia, England, and Indonesia.

Planet

Getting to Net-Zero: It is a priority for us to innovate and to offer lower carbon products and services, improve our operational efficiency, and reduce our emissions. We are actively engaged in helping our customers meet their carbon and methane emissions reduction goals. We advocate for policies and technology that we believe will advance the energy transition such as CCUS, hydrogen, carbon pricing, and methane emissions reduction.

In 2019, we announced our commitment to reduce our carbon equivalent emissions 50% by 2030 and achieve carbon equivalent net-zero emissions by 2050. This goal encompasses emissions from our direct operations (“Scope 1 and 2 emissions”) in alignment with the Paris Accord and the specific recommendations of the United Nations (“UN”) Intergovernmental Panel on Climate Change’s Special Report on Global Warming of 1.5oC. In 2020, we reset our carbon emissions reduction base year for this goal from 2012 to 2019 to account for corporate changes, new acquisitions, divestitures, and to reflect changes in methodology in accordance with the Greenhouse Gas (“GHG”) Protocol.

Our net-zero roadmap is based on nine key building blocks necessary to achieve net-zero Scope 1 and 2 carbon emissions by 2050. This includes defining and operationalizing our efforts for the enterprise transformation, implementing a comprehensive sustainable supply-chain framework, and continuing to innovate and advance our research and development of low-carbon technology.

Our reporting frameworks align with the standards most frequently referenced by our stakeholders, including the Task Force on Climate-related Financial Disclosure (“TCFD”) standards, the Greenhouse Gas (“GHG”) Protocol, the Sustainability Accounting Standards Board (“SASB”) Oil & Gas Services Industry Standard, Extractives and Mineral Processing Sector, as well as other relevant sector standards.

Principles

Protecting people and the environment: At Baker Hughes, the health and safety of our employees is a top priority. We value the health and safety of our people and are dedicated to doing what’s right to safeguard our employees, customers, communities, and the environment. We implement proactive programs to ensure safe and sustainable operations, meeting or exceeding global regulatory requirements.

Culture of Compliance: Integrity and compliance are foundational elements of our culture and business. Our Code of Conduct sets high expectations for ethical behavior, and our global ethics and compliance program is designed to prevent and detect any potential violations of law, our Code of Conduct, and other Company policies and procedures.

Privacy and Cybersecurity: We take cybersecurity and data privacy very seriously, and we are committed to individuals’ rights to data protection and privacy. We protect our digital systems and data through a comprehensive cybersecurity management program, and we operate a comprehensive Cyber Fusion Center to coordinate resources, reduce incident response time, and shift toward a proactive cyber-defense model. We leverage the National Institute of Standards and Technology security framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. Our Global Data Privacy Program is designed to ensure that personal data will be protected and handled in accordance with applicable law and applicable contractual obligations.

Sustainable Supply Chains: We are part of a broad global supply chain, and we source materials from many countries around the world. In addition to managing our own corporate responsibility performance, we also have a desire to ensure that the suppliers we work with adhere to high standards. Our Supplier Integrity Guide governs all aspects of our relationships with suppliers, contractors, consortium partners, and consultants. Our Supplier Social Responsibility Program is intended to set standards and monitor compliance with high standards of HSE performance, ethics, compliance, and respect for human rights.

Additional information on our People, Planet and Principles can be found in our Corporate Responsibility Report located on our website. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any filing we make with the SEC.

4 2023 Proxy Statement

Proxy Statement Summary

Director nominee highlights

The nine director nominees, if elected, will serve a one-year term expiring at the 2024 Annual Meeting. Our priority is to bring together areas of expertise for the benefit of the Company and long-term shareholder value. We strive to maintain a Board that reflects diversity, varied knowledge and experiences, and relevant skills and personal qualities. Our candidates possess leadership skills, global business experience, and expertise in finance and the energy industry. More information about our director nominees may be found under “Proposal No. 1—Election of Directors.”

			Committee Memberships

Name, Primary Occupation	Age(1)	Director Since	AC	FC	GCR	HCC	Independent

Lorenzo Simonelli Chairman, President and CEO Baker Hughes Company	49	2017	N/A	N/A	N/A	N/A	No

W. Geoffrey Beattie * Chief Executive Officer Generation Capital	63	2017		●	●		Yes

Gregory D. Brenneman Executive Chairman CCMP Capital Advisors, LLC	61	2017	●				Yes

Cynthia B. Carroll Former Chief Executive Officer Anglo American plc	66	2020	●				Yes

Nelda J. Connors Chief Executive Officer Pine Grove Holdings, LLC	57	2020			●	●	Yes

Michael R. Dumais Former Executive Vice President & Chief Transformation Officer Raytheon Technologies	56	2022		●	●		Yes

Lynn L. Elsenhans Former Executive Chairman, President and CEO Sunoco, Inc.	67	2017				●	Yes

John G. Rice ** Former Chairman GE Gas Power	66	2017		●			Yes

Mohsen Sohi ** Chief Executive Officer Freudenberg SE	64	2023	●			●	Yes

  ●  Member         Chair       *  Lead Director      **  Audit Committee Financial Expert on Audit Committee

AC Audit Committee	HCC Human Capital and Compensation Committee	GCR Governance & Corporate Responsibility Committee
FC Finance Committee

(1)	Ages listed are as of May 16, 2023.

Compensation highlights

Our executive compensation program is designed to attract, motivate, and retain our executives, including our named executive officers (each an “NEO”), who are critical to our long-term success. The program is designed to align with three core principles:

Align executive and shareholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives

Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes’ stock price and drives strategic imperatives. Approximately 90% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 81% performance-based and at risk compensation.

5

Proxy Statement Summary

Key compensation decisions in 2022

The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2022 Compensation decisions

Approved selective NEO base salary increases for 2022, primarily due to organizational changes.	Approved overall payout of 2022 Annual bonus at 65% of target and 2020 performance share units for 2020 to 2022 performance at 73.4% of target.	Awarded annual long-term incentive grants with 60% Performance Share Unit (“PSUs”) weighting for the CEO with an emphasis on outperforming the market.

6 2023 Proxy Statement

Proposal 1

Election of directors

The Board of Directors recommends that you vote FOR each nominee.	Board highlights

In analyzing director nominations, the Governance & Corporate Responsibility Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and maintains a Board that reflects diversity, including but not limited to gender, ethnicity, background, and experience. Candidates should also demonstrate leadership, comprehend the role of a public company director, and exemplify relevant expertise, experience, and a substantive understanding of domestic and international considerations and geopolitics. The Governance & Corporate Responsibility Committee also looks for candidates who will help progress Baker Hughes’ strategy as an energy technology company and as a leader through the energy transition.

When analyzing whether directors and nominees have the experience, qualifications, attributes, and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance & Corporate Responsibility Committee and the Board of Directors assess the information summarized in each of the directors’ individual biographies set forth in this Proxy Statement as well as the director skills matrix.

All directors who are elected at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting expected to be held in May 2024; until his or her successor is elected and qualified; or until his or her earlier death, retirement, resignation, or removal. The proxy holders will vote FOR the nine persons listed below under “Company Nominees for Director,” unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of Directors, your shares will be voted FOR the nine persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to each individual nominee.

Our director nominees exhibit an effective mix of skills, experience, diversity, and perspective.
	GENDER DIVERSITY 33%	3 females 2 of whom chair a standing committee
RACIAL/ETHNIC DIVERSITY 11% 1 racial/ethnic minority
INDEPENDENCE 8 of 9 are independent
ENVIRONMENTAL AND SAFETY 5 of 9 directors have environmental and safety, risk and regulatory experience
BOARD REFRESHMENT 4 new directors added since 2020
INDUSTRY AND OPERATIONAL EXPERIENCE 78% have industry and operational experience

7

Proposal 1 Election of Directors

Board nominees for director

The following table sets forth each nominee director’s name, principal occupation and prior work experience, age, and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

Director nominees

W. Geoffrey Beattie Age: 63 | Ethnicity: Caucasian/White | Director since: 2017

Committees:	• Governance & Corporate Responsibility (Member) • Finance (Member)

Biography:

W. Geoffrey Beattie serves as the Lead Independent Director. Mr. Beattie has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He served previously as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company, and the majority shareholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie currently serves as the Chairman of Relay Ventures, a Canadian venture capital firm.

Other Public Company Board Memberships in the Past Five Years:

•  Maple Leaf Foods (2009 – present)

•  Fiera Capital Corporation (2018 – present)

•  General Electric Company (2009 – 2019)

•  Acasta Enterprises Inc. (2015 – 2018)

Qualifications:

The Board believes Mr. Beattie’s qualifications to serve on the Board include his leadership experience as chief executive officer of two privately held investment companies, his investment experience as the majority shareholder of a publicly traded professional information provider, his service on several public company boards, and his technology and risk management expertise.

Gregory D. Brenneman Age: 61 | Ethnicity: Caucasian/White | Director since: 2017
Committees:	• Finance (Chair) • Audit (Member)

Biography:

Greg Brenneman serves as the Executive Chairman of CCMP Capital Advisors, LP, a private equity firm since October 2016. Previously, he served as Chairman of CCMP from 2008 until October 2016 and as its President and Chief Executive Officer from February 2015 until October 2016. He is also Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds, which he founded in 1994. Prior to joining CCMP, Mr. Brenneman led restructuring and turnaround efforts at Quiznos, Burger King Corporation, PwC Consulting, a division of PricewaterhouseCoopers (“PwC”), and Continental Airlines, Inc. that resulted in improved customer service, profitability, and financial returns.

Other Public Company Board Memberships in the Past Five Years:

•  Hayward Holdings, Inc. (2021 – present)

•  The Home Depot, Inc. (2000 – present)

•  Ecovyst Inc. (2014 – 2022)

•  Baker Hughes Incorporated (predecessor of Baker Hughes Company) (2014 – 2017)

•  Milacron Holdings Corp. (2012 – 2017)

Qualifications:

The Board believes Mr. Brenneman’s qualifications to serve on the Board include his experience in several executive and leadership roles in the private equity space, his service on other public company boards, and his finance, investment, global business, and human resources expertise.

8 2023 Proxy Statement

Proposal 1 Election of Directors

Cynthia B. Carroll Age: 66 | Ethnicity: Caucasian/White | Director since: 2020
Committees:	• Human Capital and Compensation (Chair) • Audit (Member)

Biography:

Cynthia Carroll was the Chief Executive Officer of Anglo American plc from 2007 to 2013. Ms. Carroll worked for Alcan Aluminum Corporation from 1989 to 2006, serving as the Chief Executive Officer for Primary Metal Group, Alcan’s core business from 2002 to 2006 and President of the Bauxite, Alumina and Specialty Chemicals division from 1998 to 2001. She served in other various management and leadership positions from 1989 to 2001. She started her career in 1982 as a geologist working for Amoco Production Company.

Other Public Company Board Memberships in the Past Five Years:

•  Glencore (2021 – present)

•  Pembina Pipeline Corporation (2020 – present)

•  Hitachi, Ltd. (2013 – present)

•  Century Aluminum Company (2020 – 2021)

•  BP plc (2007 – 2017)

Qualifications:

The Board believes Ms. Carroll’s qualifications to serve on the Board include her leadership experience as a former chief executive officer of a global mining company, her comprehensive industry knowledge, her service on several public company boards, and her environmental, sustainability, technology, and operational expertise.

Nelda J. Connors Age: 57 | Ethnicity: Black/African American | Director since: 2020
Committees:	• Governance and Corporate Responsibility (Member) • Human Capital and Compensation (Member)

Biography:

Nelda Connors is the founder and Chief Executive Officer of Pine Grove Holdings, LLC, a privately held investment company. She served as President and Chief Executive Officer of Atkore International Inc., a publicly traded company that was a division of Tyco International. Prior to joining Tyco, she served as Vice President at Eaton Corporation where she held several positions in operations and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry.

Other Public Company Board Memberships in the Past Five Years:

•  Otis Worldwide Corporation (2022 – present)

•  Zebra Technologies Corporation (2022 – present)

•  BorgWarner (2020 – present)

•  Boston Scientific (2009 – present)

•  Enersys (2017 – 2021)

•  Delphi Technologies (2017 – 2020)

•  CNH Industrial (2020)

•  Echo Global Logistics (2013 – 2020)

Qualifications:

The Board believes Ms. Connors’ qualifications to serve on the Board include her leadership experience as a founder and chief executive officer of an independent investment firm, her executive and management roles at several global industrial companies, her service on other public company boards, and her operational, technical, risk management, global, and human resources expertise.

9

Proposal 1 Election of Directors

Michael R. Dumais Age: 56 | Ethnicity: Caucasian/White | Director since: 2022
Committees:	• Finance (Member) • Governance & Corporate Responsibility (Member)

Biography:

Michael Dumais was the EVP and Chief Transformation Officer of Raytheon Technologies from January 2021 until March 2022. He held senior roles including EVP Strategy, EVP Operations and SVP Strategy at Raytheon Technologies and its predecessor company United Technologies from 2015 until 2021. Mr. Dumais was the President of United Technologies’ Hamilton Sundstrand Division and Co-President of its Aerospace Systems Division from 2011 until 2015. He also served on the Board of the National Association of Manufacturers from 2018 until 2022.

Other Public Company Board Memberships in the Past Five Years:

None

Qualifications:

The Board believes Mr. Dumais’ qualifications to serve on the Board include his leadership experience in several executive roles at a multinational company, his experience in implementation and technology transformations, and his finance, investment, operational, risk management, environmental, and human resources expertise.

Lynn L. Elsenhans Age: 67 | Ethnicity: Caucasian/White | Director since: 2017
Committees:	• Governance & Corporate Responsibility (Chair) • Human Capital and Compensation (Member)

Biography:

Lynn Elsenhans was the Executive Chairman of Sunoco, Inc. from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. Ms. Elsenhans worked at Royal Dutch Shell for more than 28 years, where she held a number of senior roles, including Executive Vice President, Global Manufacturing from 2005 to 2008.

Other Public Company Board Memberships in the Past Five Years:

•  Saudi Aramco (2018 – present)

•  GlaxoSmithKline (2012 – 2022)

•  Baker Hughes GE (predecessor of Baker Hughes Company) (2017 – 2019)

•  Baker Hughes Incorporated (predecessor of Baker Hughes Company) (2012 – 2017)

Qualifications:

The Board believes Ms. Elsenhans’ qualifications to serve on the Board include her leadership experience as a former chair and chief executive officer of a publicly traded energy company, her industry knowledge gained from many years at a global oil and gas company, her service on other public company boards and her finance, operational, risk management, human resources, environmental, and sustainability expertise.

10 2023 Proxy Statement

Proposal 1 Election of Directors

John G. Rice Age: 66 | Ethnicity: Caucasian/White | Director since: 2017
Committees:	• Audit (Chair) • Finance (Member)

Biography:

John Rice served as Chairman of GE Gas Power from December 2018 through August 2020. He was previously Vice Chairman, GE until March 2018 and Chief Executive Officer, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE, President and Chief Executive Officer of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE’s industrial and infrastructure businesses from 2005 until 2007, and President and Chief Executive Officer of GE Energy from 2000 until 2005.

Other Public Company Board Memberships in the Past Five Years:

•  AIG (March 2022 – present)

•  Li and Fung (2018 – 2020)

•  Baker Hughes GE (predecessor of Baker Hughes Company) (2017 – 2019)

Qualifications:

The Board believes Mr. Rice’s qualifications to serve on the Board include his extensive leadership experience in a number of leadership roles at companies working in global energy and infrastructure markets, his global business experience, his service on other public company boards and his finance, investment, operations, technology, and human resources expertise

Lorenzo Simonelli Age: 49 | Ethnicity: Caucasian/White | Director since: 2017
Committees	• N/A

Biography:

Lorenzo Simonelli has been the Chairman of the Board of Directors of the Company since October 2017, and a Director, President and Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008.

Other Public Company Board Memberships in the Past Five Years:

•  Iveco Group N.V. (2021 – present)

•  CNH Industrial (2019 – 2021)

•  C3.ai, Inc. (2020 – 2021)

Qualifications:

The Board believes Mr. Simonelli’s qualifications to serve on the board include his extensive leadership experience in business and operational decisions during his tenure as Chief Executive Officer of Baker Hughes in addition to his experience in the oil and gas industry and his financial, investor, technology, sustainability, and risk management expertise.

11

Proposal 1 Election of Directors

Mohsen Sohi Age: 64 | Ethnicity: Caucasian/White | Director since: 2023
Committees:	• Audit (Member) Human Capital and Compensation (Member)

Biography:

Mr. Mohsen Sohi has served as the Chief Executive Officer of Freudenberg and Co. since July 2012. From April 2010 to June 2021, Mr. Sohi served as Managing Partner of Freudenberg and Co. Mr. Sohi served as President and Chief Executive Officer of Freudenberg-NOK, a privately-held joint venture partnership between Freudenberg Group and NOK Corp. of Japan from March 2003 through March 2010. Prior to Freudenberg, Mr. Sohi was with NCR Corporation as the Senior Vice President, Retail Solutions Division from January 2001 to February 2003. Prior to NCR, Mr. Sohi was with Honeywell International Inc. and its pre-merger constituent, Allied Signal, Inc., for 14 years in positions of increasing leadership and lastly serving as President of Honeywell Electronic Materials from July 2000 to January 2001.

Other Public Company Board Memberships in the Past Five Years:

•  STERIS plc (July 2005 – present)

Qualifications:

The Board believes Mr. Sohi’s qualifications to serve on the Board include his leadership experience in various executive roles at multinational conglomerate and consulting companies, his extensive experience in the technology industry, and his finance, operational, risk management, human resources, environmental, and sustainability expertise.

BOARD DIVERSITY MATRIX (as of March 31, 2023)

Total Number of Directors = 9

Gender Identity:	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	6	—	—

Demographic Background:

African American or Black	1	—	—	—

White	2	6	—	—

12 2023 Proxy Statement

Proposal 1 Election of Directors

Director skills and experience matrix

Skills and Experience	Beattie	Brenneman	Carroll	Connors	Dumais	Elsenhans	Rice	Simonelli	Sohi	%

Leadership Business and strategic management experience from service in a significant leadership position, such as a CEO, CFO or other senior leadership position	●	●	●	●	●	●	●	●	●	100%

Finance and Accounting Understanding of finance and financial reporting processes	●	●	●	●	●	●	●	●	●	100%

Investor Overseeing investments and decisions	●	●	●	●	●			●	●	78%

Industry and Operations Operational experience in the industries in which Baker Hughes operates			●	●	●	●	●	●	●	78%

Technology Developing and investing in new technologies and ideas	●		●		●			●	●	56%

Risk Oversight/Cybersecurity Understanding significant risks facing companies, including cybersecurity	●	●	●	●	●	●		●	●	100%

Global Non-U.S. businesses and cultures through living or working outside of the U.S.	●	●	●	●	●	●	●	●	●	100%

Environmental & Safety Safety and environmental regulations			●	●	●	●			●	56%

Prior BOD Experience Service on public company boards	●	●	●	●		●	●	●	●	89%

HR and Talent Development HR and talent development to obtain the most qualified and satisfied employees	●	●	●	●	●	●			●	78%

Legal and Corporate Governance Legal and corporate governance issues in which public companies must abide	●	●	●		●	●			●	67%

Independent Satisfies the independence requirements of Nasdaq and the Securities and Exchange Commission (“SEC”)	●	●	●	●	●	●	●		●	89%

Sustainability Experience in Environmental Social Governance (“ESG”)			●			●		●	●	44%

13

Proposal 1 Election of Directors

Election and resignation policy

Size and term of board

Under the provisions of the Second Amended and Restated Certificate of Incorporation, dated October 17, 2019 (the “Certificate of Incorporation”), and the Fifth Amended and Restated Bylaws of the Company, dated January 25, 2023 (the “Bylaws”), the total number of directors constituting the Board may be fixed from time to time by resolution of the Board. The total number of directors as determined by the Board is nine.

Each director will serve for a term of one year, ending on the date of the next Annual Meeting of Shareholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification, or removal.

Shareholder nominations of directors

Shareholders may also propose nominees for consideration by the Governance & Corporate Responsibility Committee by submitting the names and other supporting information required under the Company’s Bylaws to:

Attn: Corporate Secretary

Baker Hughes Company

17021 Aldine Westfield Road

Houston, Texas 77073

Resignation and removal

Any director may resign by delivering a resignation in writing or by electronic transmission to the Company at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Vice President and Corporate Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Our Governance Principles provide that each incumbent director being nominated for further service on the Board submit an irrevocable resignation letter that becomes effective if (1) the director does not receive a majority of the votes cast with respect to that director’s election in an election that is not a contested election; and, (2) thereafter the Board accepts that resignation. The Governance & Corporate Responsibility Committee will have the right to fill any vacancy resulting from the death, resignation, retirement, disqualification, or removal from office or other cause for any director.

Board term limits and retirement age

The Board has a 15-year term limit for all directors, other than the Company’s CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday. The full Board may nominate director candidates who have served past the 15-year term limit or the retirement age in special circumstances.

14 2023 Proxy Statement

Proposal 1 Election of Directors

Process for identifying and adding new directors

The Governance & Corporate Responsibility Committee identifies, screens, and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees.

15

Proposal 1 Election of Directors

Director education

Our director education program assists Board members in fulfilling their responsibilities. In addition to the onboarding program, directors are provided ongoing education through in-depth presentations on topics such as strategy, operations, the energy transition, cybersecurity, ESG related issues, enterprise risk management, DEI, and legal and regulatory matters. These presentations can be from management or with outside experts as needed. The Board periodically holds board meetings at facilities or other sites important to the business where directors engage with employees in a more informal setting. Directors are also encouraged to attend third-party educational programs and training.

Board evaluation

Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board. It is important to review Board, Committee, and director performance and to solicit and act upon feedback received from each member of our Board. Our Lead Independent Director manages and has oversight over the Board evaluation process.

The Board evaluation process considers the following topics:

• General board practices, including fostering a culture that promotes candid discussion

• The adequacy, number, and length of Board and committee meetings

• Suggestions for new skills and experiences for potential future candidates

• Peer Review

• The Board’s access to Company executives and operations

• Committee effectiveness

• Adequacy of information received, including access to non-management resources

• The quality and scope of materials distributed in advance of the meeting

• The promotion of rigorous decision making by the Board and the committees

• The strategic planning process

• The overall function of the Board and its committees

• Technology use

16 2023 Proxy Statement

Corporate governance

The Company’s Board of Directors believes the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound, and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of Nasdaq and SEC regulations, as well as best practices suggested by recognized governance authorities. The Governance Principles are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary. Neither these documents nor the website are incorporated by reference to this Proxy Statement.

CORPORATE GOVERNANCE HIGHLIGHTS

BOARD STRUCTURE AND INDEPENDENCE	Board diversity relative to personal characteristics and experiences
Range of tenures ensures balance between historical experience and fresh perspectives
Skills and background aligned to our strategic direction
Director nominees are 89% independent
Lead Independent Director, with expanded responsibilities, including formal responsibilities relative to Board evaluation processes
Lead Independent Director empowered to call special Board meetings at any time for any reason

STRONG CORPORATE GOVERNANCE PRACTICES	Annual election of directors
All members of all committees are independent directors
Annual Board assessment to enable adequate Board refreshment and appropriate evolution of Board skills, experience, and perspectives; results shared and discussed in executive session
Mandatory director retirement age of 75 and 15-year term limits
Active board engagement in managing talent and long-term succession planning for executives and directors

Robust shareholder engagement with independent director participation

No pledging or hedging of Company stock by executive officers and directors

Significant stock ownership requirements for executive officers and directors

Comprehensive director on-boarding program

Ownership structure

The Company was formed in July 2017 as the result of a combination between Baker Hughes Incorporated (“BHI”) and the oil and gas business (“GE O&G”) of General Electric Company (“GE”) (the “Transactions”). As a result of the Transactions, substantially all of the business of GE O&G and BHI was transferred to a subsidiary of the Company, Baker Hughes Holdings LLC (“BHH LLC”). GE previously held its voting interest through our Class B Common Stock and its economic interest through a corresponding number of units of BHH LLC. In December 2022, GE exchanged all its Class B Common Stock and equity interests representing its economic interests in BHH LLC for shares of our Class A Common Stock. There are no shares of our Class B Common Stock outstanding as of December 31, 2022. Following the exchange and GE’s exit from its ownership position in the Company, the Stockholders Agreement (the “Stockholders Agreement”) between GE and the Company was terminated and in March 2023, the Board updated the Company’s governance documents, policies, and procedures to eliminate requirements relevant to the period when the Company was affiliated with GE, including those related to approval of related party transactions as discussed below.

Board attendance

During the fiscal year ended December 31, 2022, the Board of Directors held five meetings. Each director attended more than 93% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend the Annual Meeting. Each director attended the 2022 Annual Meeting, with the exception of Mr. Beattie.

17

Corporate Governance

Director independence

The Board has established guidelines to assist it in determining director independence that conform to the independence requirements in the Nasdaq rules. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. The Board has determined that all the nominees for election at this Annual Meeting other than Mr. Simonelli meet the independence standards under the Nasdaq rules.

When considering the independence of Mohsen Sohi, the Board recognized that Mr. Sohi serves as the Chief Executive Officer of Freudenberg and Co. (“Freudenberg”), a company that enters into purchase and sale transactions with us from time to time that may exceed $120,000 in the aggregate. The Board also considered that such transactions have historically been made in the ordinary course by each of the Company and Freudenberg with terms in line with those offered to other third parties. Additionally, our Governance & Corporate Responsibility Committee has approved the entrance into transactions with Freudenberg for the fiscal year ending December 31, 2023 of up to $20 million.

The Board’s leadership structure

Our Governance Principles require the election of a Lead Independent Director who leads meetings of the independent directors and regularly meets with the Chairman/CEO for a discussion of matters arising from these meetings.

Lead independent director duties:

W. Geoffrey Beattie Lead Independent Director

•  reviews the agenda, schedule, and information sent to the directors for Board meetings

•  works with the Chairman/CEO to propose an annual schedule of major discussion items

•  leads meetings of the independent directors and regularly meets with the Chairman/CEO for a discussion of matters arising from these meetings

•  develops and leads the Board evaluation process

•  calls additional meetings of the independent directors or the entire Board as deemed appropriate

•  provides leadership to the Board if circumstances arise in which the role of the Chairman/CEO may be, or may be perceived to be, in conflict

•  serves as a liaison on Board-related issues between the Chairman/CEO and the independent directors

•  develops and leads the Chairman evaluation process

The Board has determined that the current structure, with a combined CEO and Chairman of the Board and a Lead Independent Director, is in the best interests of the Company and our shareholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our Lead Independent Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.

18 2023 Proxy Statement

Corporate Governance

Committees of the board

The Board of Directors has an Audit Committee, a Human Capital and Compensation Committee, a Governance & Corporate Responsibility Committee, and a Finance Committee. The charter for each committee has been posted and is available for public viewing under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and is also available upon request to the Company’s Corporate Secretary. Neither the charters nor the website are incorporated by reference to this Proxy Statement.

Audit Committee Number of Meetings in 2022: 10
John G. Rice Chairperson

The responsibilities of the Audit Committee include:

•	assisting the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company;

•	reviewing the adequacy of the Company’s internal controls and other financial controls:

•	reviewing the quarterly and annual financial statements of the Company;

•	reviewing the performance of the Company’s internal audit function;

•	reviewing and pre-approving the current year audit and non-audit services;

•	overseeing the Company’s compliance programs related to legal and regulatory requirements;

•	selecting and hiring the Company’s independent registered public accounting firm; and

•	monitoring and discussing with management the Company’s risk assessment and risk management policies and processes, including risks related to financial reporting, cybersecurity, and compliance.

The Audit Committee shall have at least three directors. The Board of Directors has determined that each member of the Audit Committee is independent and financially literate and that Mr. Rice and Mr. Sohi, two of the committee members, are qualified as an “audit committee financial expert” within the meaning of the rules and regulations promulgated by the SEC and under applicable provisions of the Nasdaq listing standards.

To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors, and management.

Finance Committee Number of Meetings in 2022: 0*
Gregory D. Brenneman Chairperson

The responsibilities of the Finance Committee include:

•	reviewing the Company’s financial and investment policies;

•	reviewing the Company’s capital structure and financing requirements;

•	reviewing the principal terms and conditions of significant proposed borrowings and issuances of debt or equity securities;

•	reviewing the Company’s plans for capital expenditures and significant capital investments;

•	overseeing the Investor Relations program;

•	reviewing the Company’s dividend policy and share repurchase program; and

•	reviewing the adequacy of the Company’s insurance and self-insurance programs.

The Finance Committee shall have at least three directors.

*The Board established the Finance Committee in 2023.

19

Corporate Governance

Human Capital and Compensation Committee Number of Meetings in 2022: 4
Cynthia B. Carroll Chairperson

The responsibilities of the Human Capital and Compensation Committee include:

•	establishing the Company’s general compensation philosophy in consultation with senior management;

•	assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;

•	overseeing the Company’s diversity, equity, and inclusion practices;

•	overseeing and monitoring risks related to incentive compensation practices;

•	reviewing and approving the corporate goals and objectives of the compensation of the CEO and determining, or recommending to the Board to determine, the CEO’s annual compensation;

•

reviewing and approving the evaluation process and compensation structure for the other senior officers and determining, or recommending to the Board to determine, the compensation of such senior officers, based on initial recommendations from the CEO;

•	recommending to the Board compensation for non-management directors;

•	reviewing the Company’s equity incentive compensation and other stock- or cash-based plans; and

•	recommending changes in such plans to the Board, reviewing levels of stock ownership by officers, and evaluating incentive compensation arrangements.

The Human Capital and Compensation Committee shall have at least three directors. The Board has determined that each member of the Human Capital and Compensation Committee is independent.

Among other responsibilities, the Human Capital and Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy, and senior executive compensation to assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company’s stock ownership guidelines established by the Board of Directors also serve to mitigate compensation-related risks. During fiscal year 2022, the Human Capital and Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company.

Governance & Corporate Responsibility Committee Number of Meetings in 2022: 4
Lynn L. Elsenhans Chairperson

The responsibilities of the Governance & Corporate Responsibility Committee include:

•	identifying qualified individuals to become Board members;

•	determining the composition of the Board and its committees;

•	monitoring a process to assess Board effectiveness;

•	reviewing and implementing the Company’s Governance Principles;

•	overseeing Health, Safety, & Environment compliance;

•	overseeing and monitoring risks related to the Company’s governance structure and processes and risks arising from related party transactions; and

•

monitoring and discussing the Company’s positions on sustainability, corporate social responsibilities, and public issues of significance which affect investors and other key stakeholders, and reviewing the annual Corporate Responsibility report.

The Governance & Corporate Responsibility Committee shall have at least three directors. The Board has determined that each member of the Governance & Corporate Responsibility Committee is independent.

20 2023 Proxy Statement

Corporate Governance

Risk oversight

We face a myriad of risks including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight and monitoring of these risks in several ways. Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee’s area of focus and receives regular updates at committee meetings throughout the year from management on each risk.

We have an enterprise risk management program that includes the identification of a broad range of risks that affect the Company, their probabilities and severity, and incorporates a review of the Company’s approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks. Enterprise Risk Management is a continuous exercise at Baker Hughes. Annually, we seek input from each business segment to refresh existing risks and identify new or emerging risks (including sustainability risks) that have enterprise-wide impact. This process spans from identifying, categorizing, and rating the risks based on reputational, operational, regulatory impact, financial impact, likelihood, and existing controls for risk mitigation. Proposed mitigation action plans are then created based on identified gaps and assigned to executive leadership for accountability and execution. These actions and key risk indicators are regularly reviewed by the executive leadership team. A selection of the top risks is also reviewed with our Board of Directors at each regularly scheduled board meeting.

The Board’s Role in Risk Oversight

The Board oversees all operational, financial, strategic, and reputational risks with oversight of specific risks undertaken with the committee structure including:

Audit Committee
• risks related to financial and other regulatory reporting

• risks related to cybersecurity, privacy, and technology

• risks related to complex projects

• risks related to internal controls, compliance, and legal matters, including third-party risk management and complaints from whistleblowers

Finance Committee

• financial risk exposure

• risks related to the adequacy of the Company’s insurance coverage

• risks related to investment activities

Governance & Corporate Responsibility Committee

• risks related to HSE and sustainability/ESG matters, including carbon emissions and climate change

• risks related to a changing regulatory environment

• risks related to public policy and political activities

Human Capital and Compensation Committee

• risks related to compensation practices

• risks related to CEO and management succession

• risks related to human capital management, including DEI, talent recruitment, and retention

21

Corporate Governance

Board and committee oversight of environmental, social, and governance matters

Our Board recognizes that operating responsibly – minimizing the environmental impact of our operations, fostering employee engagement, and respecting human rights by creating an environment of respect, integrity, and fairness for our employees and customers wherever we do business – is fundamental to the long-term success of our Company. The Board and committees oversee significant ESG topics as follows:

BOARD OF DIRECTORS Oversight of energy transition strategy and initiatives

AUDIT COMMITTEE	FINANCE COMMITTEE	GOVERNANCE & CORPORATE RESPONSIBILITY COMMITTEE	HUMAN CAPITAL AND COMPENS ATION COMMITTEE
• ESG disclosures in SEC filings • Human rights concerns • Cybersecurity • Supplier audit program	• ESG Investments • Investor Relations

•  Corporate Responsibility report

•  ESG reporting standards/metrics

•  HSE program

•  Human trafficking

•  ESG policy/regulatory updates

•  Charitable giving

•  Political contributions

•  Board composition and governance

•  Diversity, equity, and inclusion

•  Compensation tied to ESG

•  Competitive benefits and compensation

•  Talent retention

•  Succession planning

•  Training and development

•  Talent planning/culture for energy transition

Sustainability Oversight

As noted in the table above, the Board has charged the Governance & Corporate Responsibility Committee with oversight responsibility of the Company’s environmental matters as well as assessing its sustainability strategy and initiatives, including the publication of our Corporate Responsibility report. The Governance & Corporate Responsibility Committee receives regular reports from management on the Company’s environmental and sustainability priorities and risks, including progress on our net-zero emission goals and execution, our Scope 3 framework, our ESG reporting frameworks, and ESG ratings.

Cybersecurity Oversight

Cybersecurity is an integral part of risk management at Baker Hughes. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company and our stakeholders. Our Board is actively engaged in the oversight of our cybersecurity program.

•

Our Audit Committee receives reports on the Company’s cybersecurity program and developments from our Chief Information Officer (reports to the CEO) and Chief Information Security Officer (reports to the CIO) at each of our regular meetings, which occur five times a year. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status;

•

We have a cross-functional approach to addressing cybersecurity risk, with digital technology, legal, and the corporate audit functions presenting to the Audit Committee on key cybersecurity topics; and

•	On at least an annual basis, the full Board receives a comprehensive cybersecurity review.

We leverage the National Institute of Standards and Technology security framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. We also maintain information security risk insurance coverage. The Company has not experienced a material cybersecurity breach.

We also include multi-domain cybersecurity training as part of our required annual training program. In addition, training and awareness is integrated and continues throughout the year, utilizing various delivery methods such as phishing campaigns, live training sessions, and informational articles.

22 2023 Proxy Statement

Corporate Governance

Human Capital Management Oversight

Attracting, developing, retaining, and inspiring the best people globally is crucial to all aspects of our business, and the Board believes that the Company’s strong ethical leadership grounded in the values expressed in Our Code of Conduct is central to the Company’s long-term success. To that end, the Board and its Committees are actively engaged in overseeing the Company’s human capital management strategy. The Human Capital and Compensation Committee assists the Board in discharging its oversight responsibility for the Company’s human capital management matters, including its diversity, equity, and inclusion initiatives, talent development, and corporate culture, among other programs. Management provides regular updates to the Human Capital and Compensation Committee on human capital management strategy and programs, and the Board is kept apprised of any developments in these areas.

The Human Capital and Compensation Committee considers the impact of our executive compensation program and the incentives created by compensation awards on Baker Hughes’ overall risk profile. It also oversees management’s annual assessment of compensation risk arising from our compensation policies and practices.

CEO and senior management succession planning

Our Human Capital and Compensation Committee monitors and reviews and our Board oversees management succession planning and talent development. At each committee meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.

Shareholder engagement

Our directors and management recognize the benefits that come from robust dialogue with shareholders and other relevant stakeholders. We maintain an ongoing, proactive communication effort with our shareholders through our Investor Relations team as well as an integrated outreach program that includes our Chief Sustainability Officer, Corporate Secretary’s office, and Executive Compensation and Investor Relations teams. This group engages with our shareholders, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture.

23

Corporate Governance

TOTAL INVESTOR OUTREACH FOLLOWING OUR 2022 ANNUAL MEETING 64% OF CLASS A SHARES OUTSTANDING Invited shareholders representing 64% of our Class A shares outstanding to engage with our team.

BROAD RANGE OF ENVIRONMENTAL, SOCIAL, GOVERNANCE, AND COMPENSATION TOPICS, INCLUDING:

•  Business strategy and execution

•  Sustainability reporting standards

•  Diversity, equity, and inclusion

•  Scope 1 and 2 commitments and progress related to greenhouse gas reduction; and discussions on Scope 3

•  Compensation practices

•  Risk oversight

•  Board skills, diversity, and refreshment

•  Board governance framework

Shareholder communications with the Board of Directors

To provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, shareholders may communicate with any member of the Board, including the Company’s Lead Independent Director, the Chair of any committee, or with the non-management directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas, 77073. The Corporate Secretary will forward any communications to the Board of Directors or any member of the Board.

Code of Conduct

The Company’s Board of Directors has adopted a code of conduct, “Our Way” (the “Code of Conduct”), which applies to all officers, directors, and employees of the Company and its subsidiaries and affiliates. It sets forth the Company’s policies on several topics, including conflicts of interest, health, safety, and environment, compliance with laws (including insider trading laws) and business ethics. The Code of Conduct also prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. The Audit Committee oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. On an annual basis, the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and all other persons performing similar functions within the meaning of the securities laws and regulations certify compliance with the Company’s Code of Conduct and the applicable Nasdaq and SOX provisions. The Company’s Code of Conduct and Code of Ethical Conduct Certification are not incorporated herein by reference, but are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

We encourage our employees, customers, suppliers, and shareholders to speak up about any compliance concerns by reaching out via a variety of channels.

24 2023 Proxy Statement

Director compensation

In 2022, Frederick W. Cook & Co., Inc. (FW Cook), the compensation consultant hired by the Human Capital and Compensation Committee, conducted a competitive review of our non-employee director compensation program, including the review of the director compensation programs of companies within our peer group. Based on the analysis provided by FW Cook, the Human Capital and Compensation Committee revised certain aspects of our non-employee director compensation. Mr. Simonelli, our President and CEO and Chairman of the Board, does not receive additional compensation for his service as a director and his compensation and equity awards for service as President and CEO is reflected in the Summary Compensation Table and accompanying tables below and is not reflected in the tables immediately below.

The following sets forth the current compensation structure for our non-employee directors:

	Cash Compensation	Equity Compensation

2022 Directors’ Annual Retainer	$120,000(1)	$175,000(2)

Cash Compensation

Lead Director Retainer	$35,000

Audit Committee Chair Retainer	$25,000

Other Committee Chair Retainer	$20,000

Audit Committee Members Retainer	$10,000

Other Committee Members Retainer	$7,500

(1)	Each non-employee director, is paid an annual cash retainer fee of $120,000, as well as fees for service on committees of the Board.

(2)

On the date of each Annual Meeting, each non-employee director is expected to receive an annual equity award in the form of a restricted stock unit (“RSU”) with a grant date value of $175,000. In 2022, the Company changed its prior practice from granting RSUs to non-employee directors that vested on the first anniversary of the grant to RSUs that vested immediately.

Director deferral plan

Under the Baker Hughes Non-Employee Director Deferral Plan (the “Deferral Plan”), non-employee directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. If directors defer the receipt of these shares of Common Stock, they will instead receive Deferred Stock Units (“DSUs”) which represent the right to receive the equivalent number of shares of Common Stock when the deferral period ends. The number of shares of Class A Common Stock received in lieu of the fees is determined by dividing the amount of the retainer earned for that year, divided by the average closing price of a share on each date on which the retainer for that year otherwise would have been paid. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.

Directors receive dividend equivalents on their RSU awards and DSUs. These dividend equivalents are paid in cash either currently or, in the case of unvested RSU awards, when the awards vest.

Director stock ownership requirements

Under the Governance Principles, each non-management director is expected to own at least five times his or her annual retainer in Class A Common Stock while serving as a director of the Company. The retainer included in the calculation is the base retainer (currently $120,000) and does not include retainers for committee or other positions held on the Board. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Corporate Responsibility Committee reviews director stock ownership on an annual basis. All directors are in compliance with such requirements or on track to be in compliance within the 5-year period.

25

Director Compensation

2022 Director compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors during the fiscal year ended December 31, 2022.

Mohsen M. Sohi was elected to the Board effective January 25, 2023 and so is not included in the table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(7) ($)	All Other Compensation(3) ($)	Total ($)

W. Geoffrey Beattie	170,941	175,000	47,517	393,458

Gregory D. Brenneman	147,500	175,000	46,030	368,530

Cynthia B. Carroll	137,500	175,000	5,020	317,520

Clarence P. Cazalot, Jr. (4)	50,806	—	5,020	55,826

Nelda J. Connors (5)	138.226	175,000	5,020	318,246

Michael R. Dumais (5)	138,226	175,000	—	—

Gregory L. Ebel (6)	172,500	175,000	26,440	373,940

Lynn L. Elsenhans	150,000	175,000	5,020	330,020

John G. Rice	127,806	175,000	24,911	327,717

(1)

Messrs. Beattie, Brenneman, and Rice elected to receive their 2022 director fees in Class A Common Stock and defer delivery under the Deferral Plan. As a result of these deferrals, these directors received DSUs which defer their receipt of these shares until they cease serving as a director. The value of these DSUs is not included in the Stock Awards column above. The number of DSUs they received in 2022 in lieu of director fees is as follows:

Name	Total Number of DSUs Received in 2022 in lieu of Cash Retainer

W. Geoffrey Beattie	5,811

Gregory D. Brenneman	5,008

John G. Rice	4,247

(2)

On May 17, 2022, each non-employee director received an immediately vesting RSU award. Messrs. Beattie, Brenneman, Ebel, and Rice elected to defer delivery of the shares underlying their RSU award under the Deferral Plan and received the equivalent number of DSUs. The value of the award shown for each director reflects the $175,000 aggregate grant date fair value of the RSU award computed in accordance with Accounting Standards Codification (ASC) Topic 718. These RSU awards vested on the date of grant and the number of shares each director was entitled to receive was calculated by dividing the aggregate grant date fair value of the award by $35.16 per share, the closing price on the date of grant. For a discussion of valuation assumptions, see “Note 12 – Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2022.

(3)	This column includes dividend equivalents paid during the year ended December 31, 2022 on unvested RSU awards and deferred RSU awards and cash fees that were deferred under the Deferral Plan.

(4)	Mr. Cazalot did not stand for re-election at our 2022 Annual Meeting of Shareholders held May 17, 2022 and did not receive an RSU award in 2022.

(5)

Ms. Connors and Mr. Dumais were each appointed to the Special Litigation Committee effective December 14, 2022 and earned $726 each in 2022 as the pro rated portion of their respective $15,000 annual retainer for service on this committee.

(6)	Mr. Ebel resigned from the Board effective as of December 31, 2022. Mr. Ebel received $20,000 as compensation for his service on the Special Litigation Committee.

(7)	The following table shows the aggregate number of stock awards outstanding for each non-employee director as of December 31, 2022. These stock awards are all vested DSUs.

Name	Aggregate Stock Awards Outstanding as of December 31, 2022 (#)

W. Geoffrey Beattie	37,182

Gregory D. Brenneman	37,182

Cynthia B. Carroll	—

Clarence P. Cazalot, Jr.	—

Nelda J. Connors	—

Michael R. Dumais	—

Gregory L. Ebel	—

Lynn L. Elsenhans	—

John G. Rice	4,977

26 2023 Proxy Statement

Stock ownership

Stock ownership of certain beneficial owners

The following table sets forth information about the holders of the Common Stock known to the Company on March 20, 2023 that own beneficially 5% or more of each class of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

Name and Address	Title of Class	Shares	Percent of Class

The Vanguard Group (1) 100 Vanguard Boulevard Malvern, PA 19355	Class A Common Stock	119,934,155	11.98%

Capital Research Global Investors (2) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	116,385,242	11.60%

Capital World Investors (3) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	102,403,070	10.20%

BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	Class A Common Stock	88,851,340	8.90%

State Street Corporation (5) One Lincoln Street Boston, MA 02111	Class A Common Stock	67,500,550	6.74%

JPMorgan Chase & Co. (6) 383 Madison Avenue New York, NY 10179	Class A Common Stock	50,237,132	5.00%

(1)

The number of shares is based on the Schedule 13G/A filed on February 9, 2023. According to the filing, the Vanguard Group has (i) shared power to vote 1,320,961 shares and does not have sole power to vote any of the shares and (ii) sole power to dispose of 115,916,476 shares and shared power to dispose of 4,017,679 shares.

(2)

The number of shares is based on the Schedule 13G/A filed on February 13, 2023. According to the filing, Capital Research Global Investors has (i) sole power to vote 116,375,953 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 116,385,242 shares and does not share power to dispose of any of the shares.

(3)

The number of shares is based on the Schedule 13G/A filed on February 13, 2023. According to the filing, Capital World Investors has (i) sole power to vote 102,135,720 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 102,403,070 shares and does not share power to dispose of any of the shares. Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.”

(4)

The number of shares is based on the Schedule 13G filed on February 3, 2023. According to the filing, BlackRock, Inc. has (i) sole power to vote 78,302,863 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 88,851,340 shares and does not share power to dispose of any of the shares.

(5)

The number of shares is based on the Schedule 13G/A filed on February 3, 2023. According to the filing, State Street Corporation has (i) shared power to vote 60,314,291 shares and does not have sole power to vote any of the shares and (ii) shared power to dispose of 67,108,128 shares and does not have sole power to dispose of any of the shares.

(6)

The number of shares is based on the Schedule 13G filed on January 6, 2023. According to the filing, JPMorgan Chase & Co. has (i) sole power to vote 45,386,866 shares and shared power to vote 147,595 shares and (ii) sole power to dispose of 50,124,181 and shared power to dispose of 103,509 shares.

27

Stock Ownership

Stock ownership of directors and executive officers

Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 20, 2023 by each current director, the persons named in the Summary Compensation Table, and the current directors and current executive officers as a group. The table includes transactions effected prior to the close of business on March 20, 2023.

Shares beneficially owned

Name	Title of Class	Shares Owned as of March 20, 2023	Shares Subject to Options and RSU’s Which are or Will Become Exercisable or Vested Prior to May 19, 2022	Total Beneficial Ownership as of March 20, 2023	% of Class(1)

W. Geoffrey Beattie	Class A Common Stock	13,090	66,972	80,062	—

Gregory D. Brenneman	Class A Common Stock	16,842	64,132	80,974	—

Cynthia B. Carroll	Class A Common Stock	24,449	—	24,449	—

Nelda J. Connors	Class A Common Stock	24,449	—	24,449	—

Michael Dumais	Class A Common Stock	24,977	—	24,977	—

Lynn L. Elsenhans	Class A Common Stock	76,590	—	76,590	—

John G. Rice	Class A Common Stock	47,205	27,470	74,675	—

Mohsen Sohi	Class A Common Stock	—	—	—	—

Lorenzo Simonelli	Class A Common Stock	702,021	927,727	1,629,748	—

Brian Worrell	Class A Common Stock	35,680	285,577	321,257	—

Nancy Buese	Class A Common Stock	—	—	—	—

Maria Claudia Borras	Class A Common Stock	83,997	154,919	238,916	—

Roderick Christie	Class A Common Stock	214,919	163,186	378,105	—

Neil Saunders	Class A Common Stock	47,479	84,694	132,173	—

All current directors and current executive officers as a group (15 persons)		1,109,033	1,298,353	2,407,386	—

(1)	No percent of class is shown for holdings of less than 1%.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires executive officers, directors, and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of the copies of those forms filed electronically with the SEC and written representations from the executive officers and directors, the Company believes that, its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2022, except for the following: Mr. Geoff Beattie filed one Form 4 late on April 25, 2022 reporting one open market sale with a trade date of April 7, 2022.

Prohibition of pledging and hedging under the insider trading policy

The Company’s Insider Trading Policy and Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars, or other instruments that are based on the Company’s stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.

28 2023 Proxy Statement

Certain relationships and related party transactions

The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company, other than in connection with serving as a director.

If an actual or potential conflict of interest arises for a director, the director will promptly inform the Chairman/CEO, the Lead Independent Director, and the Chair of the Governance & Corporate Responsibility Committee. The Governance & Corporate Responsibility Committee will resolve any such conflicts, subject to the specific rules governing related party transactions.

The Governance & Corporate Responsibility Committee will review and approve or ratify, in accordance with the Company’s Governance Principles and Related Person Transactions Policy, any transaction between the Company and a related person which is required to be disclosed under the rules of the Securities and Exchange Commission. For purposes of this requirement, the terms “transaction” and “related person” have the meaning contained in Item 404 of Regulation S-K. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business, or professional interests. The Governance & Corporate Responsibility Committee will resolve conflict of interest issues involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve conflict of interest issues involving any other officer of the Company.

Prior to GE’s exit from its ownership position in the Company, all transactions between the Company and GE were subject to additional considerations set forth in the Stockholders Agreement, including the requirement that any transactions with GE be at arms-length and in the best interests of the Company and be approved by the Conflicts Committee in accordance therewith. The Stockholders Agreement has been terminated and the Conflicts Committee has been disbanded in connection with GE’s exit from its ownership position in the Company.

Related party transactions

During the second quarter of 2022, GE’s ownership interest in us and BHH LLC was reduced to less than 5%. As a result, considering all aspects of our relationship with GE, as of June 30, 2022, we no longer consider GE a related party. Below we provide our disclosures for purchases and sales with GE through June 30, 2022.

We had purchases with GE and its affiliates of $293 million during the six months ended June 30, 2022. In addition, we sold products and services to GE and its affiliates for $83 million during the six months ended June 30, 2022.

We formed an aeroderivative joint venture (the “Aero JV”) with GE in 2019. The Aero JV is jointly controlled by GE and us, each with ownership interest of 50%, and therefore, we do not consolidate the JV. As discussed above, we no longer consider GE to be a related party and, as a result, we no longer consider the Aero JV to be a related party as of June 30, 2022 under Item 404 of Regulation S-K for proxy disclosure purposes. Below we provide our disclosures for purchases and sales with the Aero JV during the period from January 1, 2022 through June 30, 2022.

We had purchases with the Aero JV of $253 million during the six months ended June 30, 2022. Sales of products and services to the Aero JV were immaterial for the six months ended June 30, 2022.

Elisa de Castro Barbosa, an immediate family member of one of our executive officers, is employed by us as a Senior HR Manager. In 2022, Ms. Barbosa received total compensation, consisting of base salary, bonus, and other compensation, of approximately $224,637.

29

Executive compensation

Aligning strategy and rewards to drive us forward in 2022

Few industries are going through as much change as the energy industry, and Baker Hughes is leading the change. This means doing two things exceptionally well – adapting our strategy and organization for the future while executing on near term demand for powering the planet. This requires extraordinary commitment from our people as well as organizational flexibility to adapt to the rapidly changing environment, all while delivering world-class customer solutions.

To support the execution of this mandate, we moved decisively with enhancements to our organization and our structure, including:

Changes responding to the market and geopolitical forces that impacted our compensation decisions.	We responded decisively to challenges created by Russia’s invasion of Ukraine. These unplanned events significantly reduced payouts under our short-term incentive plan. The Human Capital and Compensation Committee decided not to exclude the impact of these unplanned events by modifying the goals or outcomes. Instead, the Committee used its discretion to recognize management’s prudent efforts to preserve value and the Company’s substantial strategic and operational achievements in 2022.
We announced a simplified organization to position enhanced profitability and position for growth. This reorganization required changes to our leadership team.

• In late 2022, we took significant steps to re-shape company operations by announcing and initiating a major restructuring and re-segmentation of Baker Hughes into two business segments (OFSE and IET). Inclusive of these changes was a significant streamlining of our leadership structure resulting in the exit of several respected and longstanding executives.

• In November, we welcomed Nancy Buese as our new CFO, succeeding Brian Worrell.

• In January of 2023, we took deliberate actions to accelerate our strategy and ensure Baker Hughes is further strengthened and positioned for future growth. We executed against our strategic plan to move the IET business forward by recruiting Ganesh Ramaswamy, a proven business leader with over 25 years of diversified experience across industrial sectors, as EVP, Industrial & Energy Technology. Mr. Ramaswamy succeeds Rod Christie pending his upcoming exit from the Company.

Continued management focus on ensuring a strong balance sheet and prioritizing free cash flow to provide capital allocation flexibility	Management incentive structures continue to prioritize strong financial execution and enhancing our margin and return profiles while balancing investing for growth.

30 2023 Proxy Statement

Executive Compensation

Compensation discussion and analysis

This Compensation Discussion and Analysis (“CD&A”) outlines Baker Hughes’ executive compensation program for 2022 for our NEOs who are listed below and appear in the Summary Compensation Table.

Lorenzo Simonelli Chairman, President and CEO	Brian Worrell Former Chief Financial Officer	Nancy Buese Chief Financial Officer	Maria Claudia Borras Executive Vice President, Oilfield Services & Equipment	Roderick Christie Former Executive Vice President, Industrial & Energy Technology	Neil Saunders Former Executive Vice President, Oilfield Equipment

Executive summary	31	Grants of plan-based awards in 2022	46

Total direct compensation for NEOs	34	Outstanding equity awards at fiscal year-end	47

Base salaries	34	Option exercises and stock vested	48

Short-Term incentive compensation	35	Pension benefits	49

Long-Term incentive compensation	37	Nonqualified deferred compensation	49

Other elements of compensation and hiring on bonuses	39	Potential payments upon change in control or termination	50

Decision-making process and key inputs	40	CEO pay ratio disclosure	56

Additional compensation program features and policies	42	Pay versus Performance	57

Human Capital and Compensation Committee report	43	Human Capital and Compensation Committee interlocks and insider participation	60
Summary compensation table	44

The CD&A and accompanying compensation tables include information in respect to Brian Worrell, who ceased to be our Chief Financial Officer in 2022, and Roderick Christie and Neil Saunders, each of whom are exiting the Company in 2023. Each of Messrs. Worrell, Christie and Saunders are exiting in connection with our strategic transformation and restructuring efforts.

Executive summary

The purpose of our rewards strategy is to attract and align the executive talent needed to execute on the Company’s financial and strategic priorities. We aim to create strong linkages between pay and performance and reward our executives for achieving both short and long-term results.

Aligning Executive Compensation with Strategy and Performance

To deliver on our commitment to create shareholder value, the objectives of our executive compensation programs are to:

Align the compensation and interests of our executives with the long-term interests of our shareholders	Provide a significant portion of total compensation that is performance-based and at risk	Attract, retain, and engage top caliber talent to execute our strategic priorities

Background and Market Context

Baker Hughes is a world-leading energy technology company focused on providing solutions to help solve the world’s greatest energy challenges. The macro backdrop against which we operated in 2022 continued to be a world grappling with challenges including volatility and geopolitical turmoil, ongoing remnants of the pandemic, a global economy facing inflationary pressures, tightening monetary conditions, and recessionary pressures in some of the world’s largest economies. Despite these macro headwinds, we maintain a positive energy outlook looking ahead into 2023 and beyond. With years of underinvestment now being amplified by recent geopolitical factors, global spare capacity for oil and gas has deteriorated and will likely require years of investment growth to meet forecasted future demand. We believe we are in the early stages of a multi-year growth cycle in energy, supported by underlying economics, security concerns, and decarbonization goals. We remain intensely focused on positioning ourselves to capitalize on the growth opportunities across the energy spectrum.

31

Executive Compensation

2022 was an important year for Baker Hughes on a number of fronts. Most notably, we took a large step forward in re-shaping the Company as we announced a formal restructuring and re-segmentation of Baker Hughes into two business segments. This kicked off a major transformation effort across the organization, including key executive management changes, which will fundamentally improve the way the Company operates. To execute on changes in the way we lead and our leadership, the Human Capital and Compensation Committee made and approved a number of compensation-related decisions to support these transitions, as evident throughout this CD&A. The Committee feels strongly that these thoughtful and deliberate actions are both required and appropriate to shape the Company for strength and future growth.

2022 Highlights

We strive to deliver strong stockholder returns through maintaining a strong balance sheet that enables financial flexibility and prioritizing free cash flow.

Performance	Technology and Innovation	Responsibility

$26.8B in orders	$556M in research and development	AA ESG rating by MSCI

$21.1B in revenue	>2,200 patents granted	23% reduction in Scope 1 & 2 GHG emissions*

	$400+M in new energy orders	217 HSE Perfect Days**

*	2021 actual compared to 2019 base year

**	An HSE Perfect Day is a day without injury, vehicle accidents, or harm to the environment

Highlights of 2022 Compensation Decisions

The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2022 Compensation Decisions
Approved selective NEO base salary increases for 2022, primarily due to organizational changes.	Approved overall payout of 2022 Annual bonus at 65% of target and 2020 performance share units for 2020 to 2022 performance at 73.4% of target.	Awarded annual long-term incentive grants with 60% Performance Share Unit (“PSUs”) weighting for the CEO with an emphasis on outperforming the market.

Page 38	Pages 41 & 45	Page 43

32 2023 Proxy Statement

Executive Compensation

CEO Three-Year Realizable Compensation

Our compensation programs are designed to closely align our executives’ interests to those of our shareholders and to the long-term performance of the Company. A significant portion of executive pay is delivered in the form of long-term incentives with strong alignment to the stock price returns our shareholders’ experience. As shown in the below chart, the Company’s three-year Total Shareholder Return (“TSR”) increased by more than our CEO’s average three-year realizable pay, demonstrating directional alignment and the Human Capital and Compensation Committee’s commitment to pay-for-performance.

In the chart above, “2020-2022 Average CEO Target Compensation” refers to the average of the target compensation opportunity offered to our CEO over the 2020 to 2022 performance years. Target compensation includes base salary, the annual short-term incentive (“STI”) target compensation opportunity, and the target long-term incentive (“LTI”) grant values granted in each of the three years.

In the chart above, “2020-2022 Average CEO Realizable Compensation” refers to the three-year average of the actual base salary earned during each year, the actual annual STI award value earned for each performance year, and LTI awards valued based on the December 31, 2022 share price and assuming estimated earned amounts for outstanding Performance Share Units. For the 2020 awards, annual Performance Share Units were calculated at 73.4%. The 2021 and 2022 annual Performance Share Unit awards and the 2021 Transformation Awards were each estimated at 100%.

Compensation features and governance

As we focus on creating a best in class compensation program that aligns with our key objectives and our shareholders’ long-term interests, we have adopted a number of practices that guide our program. The following table highlights the best governance practices that we employ and the poor practices that we avoid when setting our compensation program.

What we do	What we don’t do

Pay for performance	No hedging or pledging of Company stock

Include clawback provisions	No backdating or repricing of stock option awards

Engage an independent compensation consultant	No excessive perquisites

Use a representative and relevant peer group	No guaranteed bonuses for NEOs

Evaluate the risk of our compensation programs	No gross-ups in new executive arrangements

Apply robust stock ownership guidelines	No dividend equivalents paid on unearned RSUs or PSUs
Mandate “double-trigger” provisions for change-in-control severance payments

Align executive compensation with shareholder returns through long-term incentives

Reference the market median for all elements of NEOs’ compensation

33

Executive Compensation

2022 Say-on-Pay advisory vote on executive compensation and shareholder engagement

Each year, Baker Hughes submits our executive compensation program to our shareholders for a “say-on-pay” advisory vote, the results of which are considered when determining compensation practices. In 2022, Baker Hughes’ compensation program and policies received the support of 94.1% of the total votes cast at our annual meeting. While the say-on-pay vote is advisory and not binding on the Company, the Human Capital and Compensation Committee strongly values the opinions of our shareholders as expressed in the say-on-pay outcome. The Human Capital and Compensation Committee believes that the high shareholder say-on-pay approval demonstrates a strong alignment with our shareholders’ interests.

Engagement with our shareholders is very important to us. Even with substantial support of our executive compensation program, in 2022, members of the senior management team invited institutional shareholders, representing approximately 64% of our Class A Common Stock, to engage with the team on Baker Hughes’ strategy, ESG program, governance structure, and key executive compensation practices and to listen to their feedback and priorities. We believe that by engaging with our shareholders, we can further align our compensation objectives with shareholders’ long-term interests.

Total direct compensation for NEOs

We use market-standard compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver both attractive and competitive rewards to our executives. Collectively, these elements comprise total direct compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of our pay practices. Our executive pay decisions are made by the Human Capital and Compensation Committee of our Board of Directors and reviewed with the full Board of Directors. Our CEO assists the Human Capital and Compensation Committee in reviewing compensation paid to our NEOs but does not participate in discussions regarding his own compensation.

2022 Target total direct compensation

Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes stock price and drives strategic imperatives. Approximately 90% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 81% performance-based and at-risk compensation.

Our NEOs’ target compensation for 2022 consisted of the components described below:

*ROIC is defined as: Net Operating Profit after tax / (non-cash net working capital + Property Plant & Equipment +Goodwill + Intangibles)

Base salaries

The Human Capital and Compensation Committee references compensation data for the Reference Group (as described below) for determining the appropriate positioning of base salaries of our executive officers. Typically, when considering an adjustment to an NEO’s base salary, the Human Capital and Compensation Committee reviews the survey data and evaluates the NEO’s position relative to the

34 2023 Proxy Statement

Executive Compensation

market, his or her level of responsibility, experience, internal placement, and overall performance. The Human Capital and Compensation Committee also considers the NEO’s success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.

In determining global salary budgets, the Human Capital and Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board of Directors.

The Committee approved the following NEO base salary adjustments in 2022 to align with desired external and internal positioning:

Name	2021 Salary	2022 Salary

Lorenzo Simonelli Chairman, President and CEO	$1,525,000	$1,570,000

Maria Claudia Borras Executive Vice President – OFSE	$820,000	$950,000

Roderick Christie Executive Vice President – IET	$750,000	$850,000

Short-Term incentive compensation

Key action

The Human Capital and Compensation Committee approved the Company-wide, overall payout of the 2022 annual short-term bonus at 65%. The Committee exercised its judgement and discretion to increase the calculated payout amount in consideration of the unanticipated impact of Russian sanctions and the resulting operations disruption on the Company’s financial and strategic outcomes.

The short-term incentive compensation programs are designed to provide executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional, and individual performance goals. The short-term incentive compensation opportunity is determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the financial component of the short-term incentives, consistent with the Company’s goal of providing a meaningful link between compensation and Company performance.

Key Baker Hughes short-term incentive design features are as follows:

•	Formulaic, financial metrics weighted at 70% and with a maximum potential payout of up to 200% of target; and

•	Strategic goals weighted at 30% and with a maximum potential payout of up to 200% of target.

In January 2022, the Human Capital and Compensation Committee approved a bonus design with financial and strategic goals under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan and the broad-based employee plan.

Overall weighting		Financial metrics		Strategic Blueprint priorities

70%	30%	1.	Revenue	1.	Safety & compliance
		2.	Adjusted EBITDA—adjusted for restructuring, separation & other charges	2.	Growth & capital allocation
Financial Metrics	Strategic Blueprint Priorities			3.	ESG & Leadership
		3.	Free cash flow	4.	Shareholder returns

Bonus based on financial metrics

The Human Capital and Compensation Committee approved three weighted financial metrics: (1) Revenue; (2) Adjusted EBITDA; and (3) free cash flow, as a measure of management’s overall success in executing Baker Hughes’ strategies and initiatives; and maintained the highest weighting towards the free cash flow metric. The Human Capital and Compensation Committee also approved performance levels with respect to the achievement of the financial metrics: (1) Threshold, (2) Target, and (3) Maximum. Each year, the Board approves financial targets for the Company and the annual bonus plan as part of a rigorous planning process incorporating the external market and internal strategic business initiatives with an emphasis on stretch goals. The table below represents each of the performance levels and the associated achievement.

Baker Hughes 2022 Financial Goals (70% Weight)	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Weighted Payout

Revenue	10%	$21.3B	$22.0B	$23.0B	$21.16B	0%

Adjusted EBITDA *	25%	$3.0B	$3.15B	$3.4B	$2.98B	0%

Free cash flow *	35%	$1.25B	$1.45B	$1.7B	$1.12B	0%

*

Adjusted EBITDA and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A. Note: There were no adjustments made to as-reported revenue and free cash flow.

35

Executive Compensation

In 2022, the financial metrics set for the annual bonus did not reach the threshold level for payout due to the unanticipated impact of Russia operations. The overall achievement of the financial metrics was therefore 0% of target.

Bonus outcome for Strategic Blueprint priorities

While the financial metrics reward executive officers for the achievement of specific formulaic measures, the Human Capital and Compensation Committee approved “Strategic Blueprint” priorities for the executive officers to reward them based upon the Human Capital and Compensation Committee’s assessment of the achievement of specific performance goals that are critical to the execution of the Company’s strategy, but may or may not be formulaic in nature. These Strategic Blueprint priorities consist of the following performance objectives: (1) safety and compliance; (2) growth and capital allocation; (3) ESG and leadership; and (4) shareholder returns.

The maximum funds available for the payment of bonuses related to the Strategic Blueprint priorities may not exceed two times the weighted targets for any participant. The Human Capital and Compensation Committee’s assessment of the Strategic Priorities is determined independent of the financial metrics.

The Human Capital and Compensation Committee assesses the CEO’s performance relative to the established performance goals for the period and determines an appropriate payout level. The same process is conducted for the other NEOs, with Committee members also incorporating feedback and recommendations from the CEO. The Committee carefully considers all of the factors influencing the results and the NEO’s performance impacting those results.

The Human Capital and Compensation Committee considered the achievement for the Strategic Blueprint priorities below for 2022 and provided the following assessments on each priority:

Performance Component	2022 Performance Expectation	Achievements

Safety & Compliance	HSE day, leading & lagging metrics improvement versus 2021	Perfect days up 18 days and TRIR down 21%
	ERM program maturation & focus on significant disruption & cyber security	Operationalized ERM and automated monitoring

2022 Assessment: Met Objectives

Growth & Capital Allocation	Outpace peer group & drive structural cost down	EBITDA margin 1 point expansion & FCF/EBITDA conversion 37%
	Execute on TPS/DS optimization and assess OFE alternatives	Investments in Tuck in M&A – Brush, Quest and AccessESP
	Develop CTS & IAM roadmaps and growth plans	Further investments in CCUS, Hydrogen & Clean Power
Inorganic pipeline assessment & execution

2022 Assessment: Met Objectives

ESG & Leadership	Diversity and inclusion growth against baseline	Female, People of Color (U.S. only) representation up year over year
	Scope 1, 2, 3 reduction against baseline	Launched formal scope 3 targets & expand carbon out program
	Cultural transformation & succession pipeline	Transformation project implemented; cost out above external target

2022 Assessment: Met Objectives

Shareholder Returns	TSR and ROIC improvement above peer benchmarks	TSR miss versus industry peers, beat versus S&P 500 index
	Broaden investor base as part of Company strategic pillars	Returned over $1.5 billion to shareholders
• Growth in non-U.S. shareholders; new entrants into top 20

2022 Assessment: Met Objectives

Total Weighted Payout:100% of Target

The Human Capital and Compensation Committee determines the overall Strategic Blueprint payout for the Company and may adjust the associated payout for each business unit and for executive officers based on individual performance. In determining the payout for each business unit and NEO under the Strategic Blueprint portion of the short-term incentive plan, the Human Capital and Compensation Committee considered the individual achievement of the Company’s goals and in his or her areas of direct responsibilities and the magnitude of those contributions relative to the benefit of the Company.

Mr. Simonelli also made recommendations to the Human Capital and Compensation Committee on the payouts for his team, including the NEOs, based on their results, leadership, and contributions in 2022, but was not involved in discussions regarding his own bonus payout.

36 2023 Proxy Statement

Executive Compensation

Final 2022 short-term incentive payout

In consideration of the unanticipated Russian sanctions and resulting impact on the Company’s operations, the Human Capital and Compensation Committee decided not to exclude the impact of these unplanned events by modifying the goals or adjusting the formulaic results. Instead, the Committee determined it was appropriate to use its discretion to adjust the overall short-term incentive payout from the calculated 30% outcome to 65%. The Committee believes this is more reflective of the Company-controlled performance and in recognition of the significant progress made on transformation related objectives.

The Human Capital and Compensation Committee approved an overall bonus payout under the short-term incentive plan of 65% of target for Mr. Simonelli and the other NEOs. These outcomes were also consistently applied to the employee population eligible to participate in the short-term incentive plan.

The table below represents the 2022 target and actual payout for each of the NEOs based upon the established financial and strategic metrics described above.

Name	Target Bonus	Actual Bonus	% Of Target

Lorenzo Simonelli Chairman, President and CEO	$2,512,000	$1,632,800	65%

Brian Worrell Former Chief Financial Officer	$1,250,000	$812,500	65%

Nancy Buese Chief Financial Officer	N/A	N/A	N/A

Maria Claudia Borras Executive Vice President – OFSE	$950,000	$617,500	65%

Roderick Christie Former Executive Vice President – IET	$850,000	$552,500	65%

Neil Saunders Former Executive Vice President – OFE	$491,083	$319,204	65%

Consistent with determining base salaries, the Human Capital and Compensation Committee reviews compensation data for the Reference Group (as described below) to determine the appropriate total cash position of our executive officers. Typically, when considering an adjustment to an NEO’s bonus target, the Human Capital and Compensation Committee reviews the survey data and evaluates the NEO’s position relative to the market, his or her level of responsibility, experience, internal placement, and overall performance. The Human Capital and Compensation Committee also considers the NEO’s success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.

In determining global salary budgets, the Human Capital and Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board of Directors.

The table below summarizes the NEO 2021 and 2022 target bonuses (as a percentage of base salary). The Human Capital and Compensation Committee approved an adjustment to the CEOs short-term incentive bonus target in 2022 to align with the competitive market and external positioning:

Name	2021 Bonus Target	2022 Bonus Target

Lorenzo Simonelli Chairman, President and CEO	150%	160%

Long-Term incentive compensation

Key action: Awarded annual long-term incentive grants with an emphasis on outperforming the market

With the intention of incentivizing strong performance and ensuring a heavy weighting of at-risk performance incentives, the Human Capital and Compensation Committee granted 60% of Mr. Simonelli’s and 50% of the other NEOs’ annual long-term incentives during the 2022 grant cycle in the form of Performance-based Share Units (“PSUs”). The vesting of the PSUs is subject to the Company’s free cash flow conversion, ROIC, and TSR relative to the Performance Peer Group measured over a three-year performance period ending in 2024.

2022 annual long-term incentive awards

The long-term incentive program allows executive officers to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of an executive officer’s compensation package. Approximately 73% of Mr. Simonelli’s annual target total compensation is based on long-term incentives, while the other NEOs have an average of 61% based on long-term incentives.

37

Executive Compensation

A primary objective of the long-term incentive plan is to align the interests of executive officers with those of our shareholders. The Human Capital and Compensation Committee determines the total grant date values of long-term incentives to be granted to the executive officers as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to executive officers by the Human Capital and Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the executive officer’s performance, competitive compensation information, and the overall value of each NEO’s total compensation package as well as other factors the Human Capital and Compensation Committee deems critical to achieving the Company’s business objectives.

In January 2022, the Human Capital and Compensation Committee approved long-term incentive awards aligned with the NEOs target compensation package in the form of 50% PSUs and 50% RSUs for NEOs other than Mr. Simonelli. Mr. Simonelli’s award was in the form of 60% PSUs and 40% RSUs. The PSUs vest upon achievement of performance goals after three years and the RSUs vest one-third each year over three years subject to continued employment. The Human Capital and Compensation Committee believes that these splits provide a balanced focus on stock price appreciation, the successful achievement of financial results, and aids in the retention of key leaders.

Target Annual LTI Awards	Performance Shares Units(1)	Restricted Stock Units(1)	Total(1)

Lorenzo Simonelli Chairman, President and CEO	$6,600,000	$4,400,000	$11,000,000

Brian Worrell Chief Financial Officer	$1,750,000	$1,750,000	$3,500,000

Maria Claudia Borras Executive Vice President – OFS	$1,500,000	$1,500,000	$3,000,000

Roderick Christie Executive Vice President – TPS	$1,250,000	$1,250,000	$2,500,000

Neil Saunders Executive Vice President – OFE	$1,000,000	$1,000,000	$2,000,000

(1)

Amounts above represent rounded target values as of the date of grant, based on the Company’s stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table, which are computed in accordance with FASB ASC Topic 718.

In addition to the above, Maria Claudia Borras was also granted a 3-Year cliff vesting RSU award in January of 2022, a with a grant date fair market value of $3 million. After considering the organizational changes, increased scope of the job, and her critical role to business continuity during the vest period, the Committee contemplated and approved this one-time award.

The PSU design:

•	Utilizes relative metrics for free cash flow conversion and ROIC, with a payout modifier for TSR outcomes;

•	Delivers any payout that is actually earned at the end of the three-year performance period;

•	Compares Baker Hughes’ performance versus the OSX Index as of January 1 each year; and

•	Balances stock returns with capital investment returns

Relative free cash flow Conversion 50% of Unit		Relative ROIC 50% of Units	Percentile Rank (Core Metric)	Payout Multiple(1)		Relative TSR Modifier +/-50%

Free cash flow divided by adjusted EBITDA	+	• 3 Year Absolute Change (2021 versus 2024) • 3 Year Cumulative Average (2022 through 2024)	75th Percentile or Greater	150%	x	Three-year performance period beginning December 31, 2021 and December 31, 2024, including dividends
			50th Percentile	100%
			25th Percentile	50%
			Below 25th Percentile	0%

(1)	The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.

38 2023 Proxy Statement

Executive Compensation

2020 long-term incentive payout

The PSUs granted in 2020, which vested based on performance through December, 31, 2022, were based on relative TSR (50%) and ROIC (50%) versus the Company’s Performance Peer Group during the performance periods within 2020 to 2022.

2020 Performance Shares Units	Relative TSR 50% of Units		Relative ROIC 50% of Units	Percentile Rank (Core Metric)	Payout Multiple

Payout Range 0% – 150%	• Change in share price between December 31, 2019 and December 31, 2022, including reinvestment of dividends • If absolute TSR is negative, payout is capped at 100%	+	• 3 Year Absolute Change (2019 versus 2022) • 3 Year Cumulative Average (2020 through 2022)	75th Percentile or Greater 50th Percentile 25th Percentile Below 25th Percentile	150% 100% 50% 0%

The table below represents each of the performance levels and the associated achievement for the 2020 PSUs.

2020 PSU measure	Rank	Percentile	Payout multiple	Weighted Payout

Relative TSR	5 / 16	73%	146.8%

3 year Absolute Change ROIC	13 / 16	20%	0%

3 year Cumulative Average ROIC	14 / 16	13%	0%

Weighted payout				73.4%

The 2020 performance period ended on December 31, 2022. The Company’s TSR performance measured at +32.9% which placed us in at the 73rd percentile against the peer group and resulted in an achievement of 146.8% of target. The 3-year Absolute Change ROIC was (3.0%), and 3 year Cumulative Average ROIC was (21.7%); together, this resulted in a weighted payout of 0% for the ROIC metrics. All combined, the results for the 2020 PSU grant achieved an overall payout of 73.4% of target.

Other elements of compensation

As a part of her hiring process, incoming Chief Financial Officer, Nancy Buese received one-time sign-on compensation elements. Upon her hire date in November of 2022, she was granted a RSU award with a target value of $5 million and ratable vesting over a three-year period. She was also granted a one-time cash sign-on award of $2 million, paid upon hire and subject to eighteen-month payback provisions should she voluntarily resign or be terminated for cause during that period. The intent of these awards was to incentivize recruitment by recognizing a portion of the outstanding compensation Ms. Buese was forfeiting by terminating her employment with her former employer.

Baker Hughes offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in their respective countries. Programs that provide different levels of benefits for executive officers are noted in the descriptions below, including long-term disability, life insurance, the Baker Hughes Supplemental Retirement Plan (the “SRP”), the frozen Baker Hughes Supplementary Pension Plan, the Executive Severance Plan, and financial counseling.

We routinely benchmark our benefit programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of benefits provided in 2022 to Baker Hughes executives.

Executive benefits

Life insurance

The Company provides life insurance and accidental death and dismemberment programs to provide financial protection for employees or their beneficiaries in the event of death. In the U.S., executive officers receive life insurance and accidental death and dismemberment coverage at two times base salary. Executive officers may also purchase perquisite life insurance and accidental death and dismemberment coverage from one to three times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.

The Company also provides a long-term disability program with continuation of a percentage of the employee’s base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. NEOs receive the buy-up option at no additional cost.

39

Executive Compensation

As part of benefits transition through 2023, Messrs. Simonelli and Worrell and Ms. Borras are eligible to receive taxable payments to cover premiums for universal life insurance policies as they did under GE plans. These policies include: (1) Executive Life, which provides universal life insurance policies for the NEOs totaling $3 million in coverage at the time of enrollment and increases by 4% annually thereafter; and (2) Leadership Life, which provides universal life insurance policies for the NEOs with coverage of two times their annual pay (salary + most recent bonus).

Retirement plans

The SRP offered to U.S. executives is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management. It provides for a basic contribution of 5% of the participant’s elective deferral under the SRP and 5% of the sum of the participant’s base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(A)(17) of the Code ($305,000 in 2022); and the base contribution that would have been made under the Baker Hughes 401(k) Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(A)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.

Executive severance plan

The Baker Hughes Executive Severance Plan provides assistance to executive officers, including NEOs, while they seek other employment following an involuntary separation from service. Under the plan, NEOs are eligible for severance of twelve months of base salary and outplacement services up to twelve months. Our NEOs may also have additional severance benefits through individual agreements, which are described in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

Change in Control plan

The Baker Hughes Company Executive Change in Control Severance Plan (the “Executive Change in Control Plan”) covers top management of the Company, including the NEOs. The plan provides market-aligned, double-trigger protections to participants in the event of a change in control. Potential payments under this plan are outlined in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

Financial counseling

In addition to Company-wide benefits, Baker Hughes provides NEOs with elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows the NEOs to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.

Indemnification agreements

We entered into an indemnification agreement with each of our directors and executive officers. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company’s Second Amended and Restated Certificate of Incorporation, Fifth Amended and Restated Bylaws, and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and directors.

Decision-making process and key inputs

Human Capital and Compensation Committee process

Annually, the Human Capital and Compensation Committee reviews each compensation element for the CEO and each of the other NEOs. The independent consultant to the Human Capital and Compensation Committee provides benchmark data based on the established Compensation Reference Group, as well as market trends and legislative updates. When reviewing compensation for the NEOs, the Human Capital and Compensation Committee balances each NEO’s scope of responsibilities and experience against competitive compensation levels.

Each January, our CEO meets with the Human Capital and Compensation Committee and with the Board to review Baker Hughes’ performance for the past year. The review focuses on the financial results and the quantitative and qualitative performance objectives from the Strategic Blueprint priorities. At this time, they also review and approve the short-term incentive goals for the upcoming year and new long-term incentive grants.

At each meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated wholly to an in-depth review of succession planning for key executive officer roles, including the CEO.

In 2022, our Human Capital and Compensation Committee had four meetings.

40 2023 Proxy Statement

Executive Compensation

Compensation consultant and conflict of interest analysis

The Human Capital and Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook advised the Human Capital and Compensation Committee on matters related to the executive officer’s compensation and general compensation programs, including industry best practices. As described above, FW Cook has also been engaged by the Board to review our non-employee director compensation program.

In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Human Capital and Compensation Committee considered the relationships FW Cook had with the Company, the members of the Human Capital and Compensation Committee, and Baker Hughes’ executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose concerning the work performed by FW Cook.

Benchmarking

The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, Baker Hughes utilizes two primary benchmarking sources: (1) a Compensation “Reference Group” and (2) a Performance “Peer Group.”

Compensation “Reference Group”

The Human Capital and Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the Reference Group include industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. There are challenges developing a reference group based solely on our industry. The direct industry is small and the majority are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

The chart below represents the key criteria that was considered in selecting the Reference Group.

Primary selection criteria

Similar Business Characteristics: global scale, engineering, industrial, and technology applications, multiple divisions, logistical complexity, business services, asset/people intensity, and mature stage business

Labor Market Competitors: Baker Hughes’ market for executive talent extends throughout multiple industries

Scale: Primary – Revenue, Secondary – Market Cap. Generally within a 1/3x to 3x range but larger comparators may be appropriate if the prior criteria are met

The Reference Group for Baker Hughes is comprised of 26 companies. Baker Hughes is positioned at the median for revenue, similar to our executive compensation which is also aligned with the median of the Reference Group.

Compensation Reference Group

26 companies—Blend of General Industry, Capital Intensive and Global Oil & Gas Peers

3M Company Caterpillar Inc. ConocoPhillips Cummins Inc. Danaher Corporation Deere & Company Devon Energy Corporation Eaton Corporation plc Emerson Electric Co.

EOG Resources, Inc.

Fluor Corporation

General Dynamics Corporation

Halliburton Company

Honeywell International Inc.

Illinois Tool Works Inc.

International Paper Company

Johnson Controls International plc

L3Harris Technologies, Inc.

Northrop Grumman Corporation NOV Inc. Occidental Petroleum Corporation PACCAR Inc. Parker-Hannifin Corporation Schlumberger Limited TechnipFMC plc Textron Inc.

Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, and pay-for-performance plans.

41

Executive Compensation

In 2022, as a part of their annual peer group review, the Human Capital and Compensation Committee made changes to the compensation peer group to appropriately reflect the desired size and scope of the compensation reference group. The Committee accordingly removed FedEx Corporation, Raytheon Technologies Corporation, and United Parcel Service Inc., and added L3Harris Technologies, Inc. and Northrop Grumman Corporation.

The Human Capital and Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts, generally referencing the median of the appropriate peer group. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends, and provide a general competitive backdrop for decision making.

Performance “Peer Group”

The Human Capital and Compensation Committee assesses the Company’s long-term performance in part through PSUs based on the companies in the OSX index (plus TechnipFMC) each year to align with the wider portfolio of Baker Hughes. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs, and capital requirements, for PSU awards in 2022, the Human Capital and Compensation Committee believed the oilfield service companies in the OSX index (plus TechnipFMC) provided the best competitive comparison for benchmarking performance over the long-term and competing for similar shareholder investments. The Committee reviews this peer group at least annually, including to consider whether this peer group should evolve over time in conjunction with a shifting portfolio.

Performance Peer Group

OSX Index (plus TechnipFMC) as of January 1, 2022

Cactus, Inc. ChampionX Corporation Core Laboratories N.V. Dril-Quip Inc. Golar LNG Limited	Halliburton Company Helmerich & Payne, Inc. Liberty Oilfield Services, Inc. Nabors Industries Ltd. NOV, Inc.	Oceaneering International, Inc. Oil States International, Inc. Schlumberger Limited TechnipFMC plc Transocean Ltd. USA Compression Partners LP

Used to compare performance in order to determine long-term incentive plan results.

Additional compensation program features and policies

Stock ownership guidelines

The Baker Hughes Board of Directors adopted stock ownership guidelines for our executive officers to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual executive officer’s need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to maximize alignment and to assure our shareholders of management’s commitment to value creation. Executive officers are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Role	Guidelines

Chairman, President and Chief Executive Officer	6X Base Salary

Chief Financial Officer	3X Base Salary

Other executive officers reporting to the CEO	2X Base Salary

An executive officer has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If an executive officer is promoted to a position with a higher ownership salary multiple, the executive officer has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Executive officers who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from the future exercise or vesting of awards received under the Company’s equity compensation programs until the ownership levels are met. Executive officers are required to meet their stock ownership requirement by holding at least 30% of their shares in the long position.

The Human Capital and Compensation Committee annually reviews each executive officer’s compensation and stock ownership levels to determine whether they are appropriate. In 2022, all of the NEOs were in compliance with the stock ownership guidelines.

42 2023 Proxy Statement

Executive Compensation

Risk assessment

Baker Hughes conducts an annual review of its compensation programs and practices to assess any inherent risks which are reasonably likely to have a material adverse effect on the Company and presents a report to the Human Capital and Compensation Committee to facilitate a discussion. For purposes of this review, risk was defined as any compensation arrangements for all employees, including NEOs, that could motivate behavior that could be reasonably likely to have a material adverse effect on the Company.

The review evaluates certain areas of potential risk and tools for mitigating risk specifically related to compensation. Overall, the Company’s compensation programs are designed to manage risk at appropriate levels and do not include features which encourage behaviors that lead to excessive risk-taking. The Human Capital and Compensation Committee retains the discretion to increase, reduce, or eliminate payouts under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan. Generally, under the long-term incentive awards, payouts are eliminated in the event of terminations of employment for cause (as defined in the applicable long-term incentive plan). The long-term incentive awards provide that the awards are subject to the Company’s clawback policy now or hereafter in effect.

Clawback policy

The Company has a clawback policy that provides the Board with the right to request and receive reimbursement of performance or incentive compensation for conduct detrimental to the Company, which resulted in a material inaccuracy in the Company’s financial statements or performance metrics, and which affect the executive officer’s compensation.

The Company will adopt a revised clawback policy after taking into account the new listing standards in accordance with Section 954 of the Dodd-Frank Act.

Human Capital and Compensation Committee report

The Human Capital and Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Human Capital and Compensation Committee, the Human Capital and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement,

Human Capital and Compensation Committee:

Greg Brenneman (Chair)	W. Geoffrey Beattie
Cynthia B. Carroll	Nelda J. Connors
John Rice	Mohsen Sohi

Committes should be current members

43

Executive Compensation

Summary compensation table

The following table summarizes the total compensation paid or earned for 2022, 2021, and 2020 by each of the NEOs, comprised of our principal executive officer, our current and former principal financial officer, and three other most highly compensated executive officers during the year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

Lorenzo Simonelli Chairman, President and CEO	2022	1,542,308	—	12,056,262	—	1,632,800	—	860,218	16,091,588
	2021	1,494,231		10,856,292	—	2,722,125	—	573,804	15,646,452
	2020	1,475,000		9,807,294	—	1,327,500	2,119,972	583,255	15,313,021

Brian Worrell Former Chief Financial Officer (7)	2022	1,000,000	—	4,858,627	1,054,394	812,500	—	799,509	8,525,030
	2021	935,385		3,749,737	—	1,487,500	—	4,592,803	10,765,425
	2020	895,000		3,443,265	—	537,000	1,217,256	1,270,921	7,363,442

Nancy Buese Chief Financial Officer	2022	131,538	2,000,000	4,999,998	—	—	—	10,246	7,141,782

Maria Claudia Borras Executive Vice President—OFS	2022	935,000	—	6,240,012	—	617,500	—	318,109	8,110,621
	2021	820,000		2,678,371	—	975,800	—	248,257	4,722,428
	2020	820,000		2,459,462	—	492,000	75,849	217,799	4,065,110

Roderick Christie Former Executive Vice President—TPS	2022	777,472	—	2,700,009	—	552,500	—	250,681	4,280,662
	2021	710,000		2,142,688	—	975,000	—	163,013	3,990,701
	2020	685,000		1,967,539	—	411,000	321,366	286,864	3,671,769

Neil Saunders Former Executive Vice President—Oilfield Equipment (8)	2022	491,083	736,625	2,860,550	—	319,204	—	201,348	4,608,810
	2021	550,590		2,142,688	—	655,202	—	178,513	3,526,993

(1)

The amount reflected in the “Bonus” column for Ms. Buese represents a cash sign-on bonus. The amount reflected in the “Bonus” column for Mr. Saunders represents the payment due to him under a conditional cash retention payable upon his continued employment through December 31, 2022.

(2)

The amount reflected in the “Stock Awards” column is the aggregate grant date fair value of stock awards in the form of PSUs and RSUs granted in the years shown. For RSUs, and PSUs based on relative ROIC, generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. For PSUs based on TSR, the aggregate grant date fair value of the awards made to the NEOs is estimated in accordance with FASB ASC Topic 718. The estimated fair value of each TSR based grant is established on the date of grant using a Monte Carlo simulation model in a manner that is consistent with generally accepted valuation principles. The value ultimately realized by the executive upon the actual vesting award may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 12 — Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2022. The value of the 2022 PSU awards on the grant date, assuming achievement of the maximum performance level of 225% would be: Mr. Simonelli — $17,226,635; Mr. Worrell — $4,567,622; Ms. Borras — $3,915,095; Mr. Christie — $3,262,567; and Mr. Saunders — $2,610,039. As described in the Payments Upon Change in Control or Termination section later in this Proxy Statement at the end of 2022 the Company agreed to accelerate the vesting of the 2022 RSUs granted to Messrs. Worrell and Saunders subject to their compliance with covenants in their separation agreements. Accordingly, the amounts reflected for the 2022 RSUs granted to Messrs. Worrell and Saunders includes not only the grant date fair market values of the 2022 awards in the amounts of $1,749,982 and $999,978, respectively, but also the incremental fair value of the modified awards, computed as of the modification date in accordance with FASB ASC Topic 718 in the amounts of $1,078,591 and $700,555, respectively.

(3)

None of our NEOs were awarded stock options in 2022, 2021 or 2020. As described in the Payments Upon Change in Control or Termination section in this Proxy Statement at the end of 2022 the Company agreed to extend the exercisability of Mr. Worrell’s stock options through their existing terms subject to his compliance with covenants in his separation agreement. This column reflects for Mr. Worrell the incremental fair value of the modified stock options as of the modification date computed in accordance with ASC Topic 718: Compensation – Stock Compensation. For a discussion of valuation assumptions, see “Note 12—Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2022.

(4)

The amount reflected in the “Non-Equity Incentive Plan Compensation” column is the payment earned under our annual bonus program. Non-equity incentive plan compensation awards which were not earned in 2022 are not included.

(5)

The amounts in this column reflect the change in the present value of the applicable NEO’s accumulated benefits under applicable pension plan(s) and above-market earnings on nonqualified deferred compensation.

•

For Messrs. Simonelli and Worrell and Ms. Borras, the amounts in this column represent the change in present value of all accumulated benefits under the Baker Hughes Supplementary Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to futures service) and, for the NEOs, it is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of December 31,

44 2023 Proxy Statement

Executive Compensation

2018 for service prior to that date. For 2022, the applicable values were negative: Mr. Simonelli — ($4,092,053); Mr. Worrell — ($2,317,824); Ms. Borras — ($138,367); Mr. Christie — ($592,885); and Mr. Saunders — ($353,996). For the beginning 2021 pension value for Messrs. Christie and Saunders, a foreign exchange rate of 1 GBP to 1.32 USD was used; similarly, for 2022 values, a foreign exchange rate of 1 GBP to 1.222 USD was applied.

•

For Mr. Christie, the amount in this column represents the change in present value of all accumulated benefits under the Baker Hughes UK Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to future service) and, for Mr. Christie, it is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of July 1, 2019 for service prior to that date.

•	None of the NEOs will earn future benefits under the Baker Hughes Supplementary Pension Plan or the Baker Hughes UK Pension Plan for future service to Baker Hughes.

(6)

We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2022, minus any reimbursements by the NEOs, are shown in the table below. On occasion/infrequently, spouses or family members of our named executive officers accompany them on chartered aircraft that is already going to a specific destination for business purposes. This use has minimal, if any, incremental cost to the Company.

Name	Life Insurance Premiums ($)	Company Contributions to Retirement & Savings Plans ($)	Financial & Tax Planning ($)	Relocation Benefits ($)	Relocation Tax Benefits ($)	Dividend Equivalents ($)	Foreign Allowances ($)	Other ($)	Total ($)

Simonelli	43,540	383,799	13,980	—	—	417,118	—	1,782	860,218

Worrell	4,680	223,875	13,980	189,905	198,479	168,591	—	—	799,509

Buese	—	10,246	—	—	—	—	—	—	10,246

Borras	25,716	171,972	—	—	—	120,422	—	—	318,109

Christie	3,510	81,258	—	16,640	—	149,273	—	—	250,681

Saunders	3,634	—	6,677	—	—	96,338	93,053	1,647	201,348

Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement.

Company Contributions to Retirement & Savings Plans: The values represent employer matching and employer base contributions that the Company contributed to the Baker Hughes Company 401(k) Plan that is available to all U.S. employees and Company contributions to SRP accounts available to U.S. executives. For Messrs. Christie and Saunders, the values represent employer contributions to the Baker Hughes International Retirement Plan, an alternative benefits program available to non-U.S. executives.

Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation, as well as planning and investment analysis and advice.

Relocation Benefits: With respect to Messrs. Worrell and Christie, this column reflects benefits provided to them in connection with their non-permanent assignment to London and Florence, respectively, at the Company’s request and while employed by Baker Hughes. These benefits, which are consistent with those we provide to employees working on non-permanent assignments outside their home countries consisted of immigration support, cost-of-living adjustments, housing, transportation, utilities, and other destination services.

Relocation Tax Benefits: With respect to Mr. Worrell, this column reflects the cost of Company-provided tax equalization benefits provided to him in connection with his non-permanent assignments for Baker Hughes-related compensation. The amounts reflect the net cost after considering hypothetical taxes that are withheld from his compensation. These benefits are consistent with those we provide to employees working on non-permanent assignments outside their home countries. Mr. Worrell’s previously reported Relocation Tax Benefits have been revised to reflect tax equalization reimbursements paid in 2022 of $675,912 for 2021.

Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest.

Foreign Allowances: With respect to Mr. Saunders, this column reflects the cost of a Company-provided car allowance and a flex cash allowance as provided to senior executives as part of our UK compensation package.

Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 nor 10% of the total amounts of perquisites described in this section. These benefits include the cost of annual physical examinations for Mr. Simonelli and private medical insurance for Mr. Saunders.

(7)	The previous years’ amounts attributed to Mr. Worrell’s All Other Compensation have been revised to include tax equalization reimbursements of $675,912 for 2021.

(8)	Mr. Saunders’ salary is paid in British Pounds (GBP). For 2022, his GBP salary was converted to U.S. Dollars (USD) by using the foreign exchange rate of 1 GBP to 1.206593 USD as of December 31, 2022.

45

Executive Compensation

Grants of plan-based awards in 2022

This table discloses the number of PSUs and RSUs granted during 2022 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company’s non-equity incentive plans.

Name	Grant Date	Award Type	Estimated Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance-Based RSUs (#)(2)			RSUs(3) (#)	Stock Options(4) (#)	Stock Option Exercise Price ($/Sh)	Grant Date Fair Value of Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lorenzo Simonelli	N/A	STI	879,200	2,512,000	5,024,000
	1/25/2022	PSU				—	236,305	531,686				7,656,282
	1/25/2022	RSU							157,536			4,399,980

Brian Worrell	N/A	STI	437,500	1,250,000	2,500,000
	1/25/2022	PSU				—	62,656	140,976				2,030,054
	1/25/2022	RSU							62,656			1,749,982
		RSU							36,550			1,078,591	(5)
		Stock Option								70,507		279,208
		Stock Option								77,708		323,265
		Stock Option								137,362		451,921

Nancy Buese	N/A	STI	N/A	N/A	N/A
	2/11/2022	RSU							181,225			4,999,998

Maria Borras	N/A	STI	332,500	950,000	1,900,000
	1/25/2022	PSU				—	53,705	120,836				1,740,042
	1/25/2022	RSU							53,705			1,499,981
	1/25/2022	RSU							107,411			2,999,989

Roderick Christie	N/A	STI	297,500	850,000	1,700,000
	1/25/2022	PSU				—	44,754	100,697				1,450,030
	1/25/2022	RSU							44,754			1,249,979

Neil Saunders	N/A	STI	171,879	491,083	982,166
	1/25/2022	PSU				—	35,803	80,557				1,160,017
	1/25/2022	RSU							35,803			999,978
		RSU							23,869			700,555	(5)

(1)	Amounts represent potential payouts for the fiscal year 2022 performance year under the short-term incentive plan. If threshold levels of performance are not met, then the payout can be zero.

(2)

Amounts represent grants of PSUs made in January 2022. These awards cliff vest after three years if the performance criteria are met. For potential payout information, see the discussion on “Performance Share Units” in the CD&A Section.

(3)

Except as noted in footnote (5), amounts shown represent the number of RSUs granted in 2022. Awards generally vest pro rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board of Directors on a quarterly basis. The Company determines the fair value of RSUs based on the market price of our Class A Common Stock on the date of grant. Ms. Borras’ grant of 107,411 RSUs reflects an additional RSU grant which will cliff vest on the third anniversary of the grant date.

(4)

As described in the Payments Upon Change in Control or Termination section in this Proxy Statement, at the end of 2022, the Company agreed to extend the exercisability of Mr. Worrell’s stock options through their existing term subject to his compliance with covenants in his separation agreement. Accordingly, the grant date fair values of Mr. Worrell’s stock options shown in this column represent the incremental fair values as of the modification date computed in accordance with ASC Topic 718: Compensation – Stock Compensation.

(5)

As described in the Payments Upon Change in Control or Termination section later in this Proxy Statement, at the end of 2022, the Company agreed to accelerate the vesting of the 2022 RSUs granted to Messrs. Worrell and Saunders subject to their compliance with covenants in their separation agreements. Accordingly, these amounts reflect the incremental fair value of the modified awards, computed as of the modification date in accordance with FASB ASC Topic 718.

46 2023 Proxy Statement

Executive Compensation

Outstanding equity awards at fiscal year end

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2022 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $29.53 per share (the closing market price of the Company’s Common Stock on December 30, 2022, the last trading day of 2022).

	Option Awards					Stock Awards

Name	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)

Lorenzo Simonelli	8/1/2017	374,687	—	35.70	8/1/2027
	1/22/2018	199,822	—	35.55	1/22/2028
	6/1/2018					17,177	(3)	507,237
	1/23/2019	353,218		22.98	1/23/2029
	1/22/2020					58,789	(4)	1,736,039
	1/22/2020								194,179	(5)	5,734,106
	1/28/2021					129,450	(4)	3,822,659
	1/28/2021								291,262	(6)	8,600,967
	1/25/2022					157,536	(4)	4,652,038
	1/25/2022								236,305	(7)	6,978,087

Brian Worrell	7/31/2017	70,507	—	36.89	7/31/2027
	1/22/2018	77,708	—	35.55	1/22/2028
	1/23/2019	137,362	—	22.98	1/23/2029
	1/22/2020					25,720	(4)	759,512
	1/22/2020								56,635	(5)	1,672,432
	1/28/2021					56,634	(4)	1,672,402
	1/28/2021								84,951	(6)	2,508,603
	1/25/2022					62,656	(4)	1,850,232
	1/25/2022								62,656	(7)	1,850,232

Nancy Buese	11/2/2022					181,225	(4)	5,351,574

Maria Claudia Borras	7/31/2017	50,362	—	36.89	7/31/2027
	1/22/2018	55,506	—	35.55	1/22/2028
	1/23/2019	58,862	—	22.98	1/23/2029
	1/22/2020					18,372	(4)	542,525
	1/22/2020								40,453	(5)	1,194,577
	1/28/2021					40,453	(4)	1,194,577
	1/28/2021								60,679	(6)	1,791,851
	1/25/2022					107,411	(8)	3,171,847
	1/25/2022					53,705	(4)	1,585,909
	1/25/2022								53,705	(7)	1,585,909

47

Executive Compensation

	Option Awards					Stock Awards

Name	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)

Roderick Christie	7/31/2017	40,290	—	36.89	7/31/2027
	1/22/2018	44,404	—	35.55	1/22/2028
	1/23/2019	78,492	—	22.98	1/23/2029
	1/22/2020								32,362	(5)	955,650
	1/28/2021								48,543	(6)	1,433,475
	1/25/2022					44,754	(4)	1,321,586
	1/25/2022								44,754	(7)	1,321,586

Neil Saunders	7/31/2017	40,290	—	36.89	7/31/2027
	1/22/2018	44,404	—	35.55	1/22/2028
	1/22/2020					14,697	(4)	434,002
	1/22/2020								32,362	(5)	955,650
	1/28/2021					32,362	(4)	955,650
	1/28/2021								48,543	(6)	1,433,475
	1/25/2022					35,803	(4)	1,057,263
	1/25/2022								35,803	(7)	1,057,263

(1)	The exercise price is equal to the closing market price of a share of our Common Stock on the grant date.

(2)	Each option grant has a ten-year term and vests ratably over three years beginning on the first anniversary of the grant date.

(3)	Reflects the number of five-year RSUs that are scheduled to vest in June 2023, subject to continued service.

(4)

Reflects the number of three-year RSUs that will vest ratably over three years beginning on the first anniversary of the grant date. As described in the Payments Upon Change in Control or Termination section later in this Proxy Statement at the end of 2022 the Company agreed to accelerate the vesting of the 2022 RSUs granted to Messrs. Worrell and Saunders subject to their compliance with covenants in their separation agreements.

(5)	Reflects the achievement of performance and service conditions of 73.4% for the three-year TSR and ROIC PSUs which vested in January 2023.

(6)	Reflects the target number of three-year PSUs which are scheduled to vest in January 2024, subject to the achievement of performance and service conditions.

(7)	Reflects the target number of three-year PSUs which are scheduled to vest in January 2025, subject to the achievement of performance and service conditions.

(8)	Reflects the number of three-year RSUs that will cliff vest on the third anniversary of the grant date.

Option exercises and stock vested

The following table sets forth certain information regarding stock awards vested during 2022 for the NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Lorenzo Simonelli	—	—	395,052	12,563,318

Brian Worrell	—	—	159,634	5,048,500

Maria Claudia Borras	39,254	333,487	114,023	3,606,031

Roderick Christie	—	—	138,279	4,360,176

Neil Saunders	78,492	594,447	91,220	2,884,876

(1)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.

48 2023 Proxy Statement

Executive Compensation

Pension benefits

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the Baker Hughes Company Supplementary Pension Plan, the Baker Hughes UK Pension Plan, and the Baker Hughes Company Pension Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Lorenzo Simonelli	Baker Hughes Supplementary Pension Plan	24	5,998,571	—

Brian Worrell	Baker Hughes Supplementary Pension Plan	27	4,662,504	—

Maria Claudia Borras	Baker Hughes Supplementary Pension Plan	4	356,575	—

Maria Claudia Borras	Baker Hughes Company Pension Plan	2	23,557	—

Roderick Christie	Baker Hughes UK Pension Plan	20	979,427	—

Neil Saunders	Baker Hughes UK Pension Plan	14	368,715	—

(1)

For Messrs. Simonelli and Worrell, and Ms. Borras this reflects 24, 27 and 4 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan and is based on the terms of the plan, and, for Messrs. Christie and Saunders this reflects 20 and 14 years of service, respectively, under the Baker Hughes UK Pension Plan and the valuation assumptions described in “Note 10—Employee Benefit Plans” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2022. The Baker Hughes Supplementary Pension Plan and the Baker Hughes UK Pension Plan are both currently frozen and no further years of service will be credited under the plan. Messrs. Simonelli, Worrell, Christie and Saunders and Ms. Borras have provided 1.5 years of service to Baker Hughes and the remaining 22.5, 25, 20, 14 and 2.3 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan, for Messrs. Simonelli and Worrell and Ms. Borras, and, under the Baker Hughes UK Pension Plan for Messrs. Christie and Saunders, relate to years of service provided to GE prior to July 2017.

(2)	A foreign exchange rate of 1 GBP to 1.222 USD was used to calculate values for Messrs. Christie and Saunders as of December 31, 2022.

Benefits under the Baker Hughes Supplementary Pension Plan for our NEOs are generally payable in ten equal annual installments starting on the first day of the month following the later of (1) the NEO’s attainment of age 60 or (2) three completed calendar months after the NEO’s separation from service (or six completed calendar months after separation from service if the NEO is a section 409A specified employee). Benefits under the Baker Hughes UK Pension Plan for our NEOs are generally paid in the form of a life annuity following the NEO’s termination of employment.

Nonqualified deferred compensation

The following table discloses contributions, earnings, and balances to each of the NEOs under the SRP that provide for compensation deferral on a non-tax-qualified basis.

Name	Program	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY End ($)

Lorenzo Simonelli	SRP	—	356,349	(235,240)	—	1,274,813

Brian Worrell	SRP	—	196,425	(128,468)	—	709,361

Nancy Buese (3)	SRP	—	—	—	—	—

Maria Claudia Borras	SRP	—	144,522	4,936	—	457,251

Roderick Christie (4)	N/A	—	—	—	—	—

Neil Saunders (4)	N/A	—	—	—	—	—

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Ms. Buese became an SRP participant in 2023.

(4)	Messrs. Christie and Saunders were not eligible to participate in the SRP in 2022.

Benefits under the SRP for our NEOs are generally payable in lump sums except that Mr. Worrell previously elected to have certain of his deferrals paid in annual installments. Benefits under the SRP for our NEOs will be paid or commence to be paid on the later of (1) the first day of the month coincident with or next following the date that is six months after the date of the NEO’s separation from service or (2) the first day of the calendar year next following the date of the NEO’s separation from service.

49

Executive Compensation

Potential payments upon change in control or termination

Some of our compensation plans that apply on the same basis to other eligible employees provide change in control benefits only if an employee is terminated without cause or resigns for good reason (as defined in the applicable arrangements) within 24 months (or, in some cases, 12 months) following a change in control. Baker Hughes does not provide excise tax gross-ups on any payments associated with a change in control.

The following summary generally describes compensation that would have been payable to our NEOs had a change in control and/or a termination triggering the payments occurred on December 31, 2022.

Payments upon involuntary termination of employment in connection with a change in control

Under the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated award will be made within 60 days following termination of employment.

Under the Baker Hughes Company 2021 Long-Term Incentive Plan (the “2021 LTIP”), as well as under the Baker Hughes Company 2017 Long-Term Incentive Plan (the “2017 LTIP”) under which no further awards are being made, there is no prescribed treatment for outstanding equity awards nor for the special cash-based awards granted in 2021 (the “Transformation Awards” which we described in more detail in the Proxy Statement for our 2022 annual meeting of shareholders), though the Human Capital and Compensation Committee has discretion to take actions it deems necessary. The equity award agreements and Transformation Award agreements provide that, in the event of a change in control or, in the case of the 2022 RSU awards, a covered transaction (as defined in the 2022 RSU award agreements) and involuntary termination during the 24-month period (or, in some cases, during the 12-month period) following a change in control or a covered transaction, restrictions on all RSUs will immediately lapse. On a termination within 24 months (or, in some cases, 12 months) following a change in control, the services restrictions on all PSUs and Transformation Awards will immediately lapse and the satisfaction of performance conditions will be fixed at target. Further, in the case of the PSUs granted in 2022, the PSU award agreements specify in the event of a qualifying involuntary termination within 24 months following and in connection with a covered transaction (as defined in the 2022 PSU award agreements) the services restrictions on such PSUs will immediately lapse and the satisfaction of performance conditions will be fixed at target or, if greater, at the actual performance through the date of the covered transaction.

Under the Baker Hughes Company Executive Change in Control Plan, in the event of a change in control and involuntary termination during the two-year period following a change in control the selected executive officers will be entitled to the following:

•

A cash severance benefit in an amount equal to the participant’s applicable multiple (ranging from 1.5 to 2.5); multiplied by the executive’s annualized base salary in effect immediately prior to (1) a change in control, (2) the first event or circumstance constituting “good reason” for the executive to terminate employment, or (3) the executive’s termination of employment, whichever is greatest (the “highest base salary”). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Saunders and Ms. Borras.

•

A cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, multiplied by the executive’s applicable multiple (ranging from 1.5 to 2.5). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Saunders and Ms. Borras.

•

A cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, prorated to the executive’s employment termination date. If the executive’s employment termination date occurs during the same calendar year in which a change in control occurs, this pro-rata bonus payment will be offset by any payments received by the executive under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan (or successor or additional annual incentive plan) in connection with the change in control.

•

If the executive is a specified employee within the meaning of Section 409A of the Internal Revenue Code, a cash severance benefit in an amount equal to interest that would be earned on the foregoing cash severance benefits for the period commencing on the date of the executive’s separation from service until the date of payment of such amounts, calculated using an interest rate equal to the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York for the date of the executive’s separation from service plus two percentage points.

•

For the applicable continuation period (ranging from 1.5 years to 2.5 years) following the executive’s termination of employment date, accident and health insurance coverage for the executive and his or her dependents substantially similar to the coverage in effect immediately prior to the termination of employment date and at no greater cost to the executive than applied to the executive immediately prior to the termination of employment date, reduced to the extent that benefits of the same type are received by the executive during the continuation period. The applicable continuation periods of time are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Saunders and Ms. Borras.

•

If the executive would have become entitled to benefits under the Company’s post-retirement health care program had his or her employment continued during the foregoing applicable continuation period, the executive will be entitled to coverage under such post-retirement health care program as in effect immediately prior to the employment termination date or, if more favorable to the executive as in effect immediately prior to the executive’s termination of employment date or the first occurrence of an event or circumstance constituting good reason for the executive to terminate employment.

50 2023 Proxy Statement

Executive Compensation

The cash severance payments under the Executive Change in Control Severance Plan will be made on the date that is six months following the date of the executive’s separation from service unless the executive is not a specified employee within the meaning of Section 409A of the Internal Revenue Code, in which case the payments will be made within 30 days after the date of the executive’s separation from service.

If any portion of the payments or benefits provided to or for the benefit of the executive under the Executive Change in Control Severance Plan or which the executive otherwise receives or is entitled to receive from the Company or any successor would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any interest, penalties or additions to tax with respect to such excise tax, is herein collectively referred to as the “excise tax”), then generally such total payments will be reduced so that no portion of such total payments will be subject to the excise tax.

“Change in control” under the compensation arrangements generally means:

•

a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

•

the acquisition of at least 50% of the total voting power represented by the Company’s then-outstanding voting securities, other than any acquisition directly from the Company or by the Company (in some cases the 50% threshold is 30%, disregarding any acquisition directly or indirectly from General Electric Company); or

•

a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company; or

•

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The applicable definition of change in control is set forth in the 2021 LTIP, award agreements under the 2021 LTIP, the 2017 LTIP, award agreements under the 2017 LTIP, the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, and the Executive Change in Control Plan.

“Covered transaction” under the 2022 PSU and 2022 RSU agreements generally means transaction other than a change in control that, in the determination of the Human Capital and Compensation Committee in its sole discretion, involves either (i) the formation of a joint venture to which the Company contributes assets or businesses comprising at least 30% of the Company (as measured in terms of assets, revenue, cash flow, net income and/or other parameters, in the discretion of the Committee) (a “Covered Business”) and in which the Company retains an equity interest of at least 40%, or (ii) the disposition to the Company’s shareholders of a Covered Business.

Payments upon involuntary termination of employment not in connection with a change in control

The Baker Hughes Company Executive Severance Plan provides that, on an involuntary termination of employment, executive officers generally receive severance pay equal to 12 months of base salary and outplacement. The Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan provides that an executive officer is eligible to receive an amount equal to the executive officer’s earned annual bonus, prorated based on the number of days that the executive officer participated in the short-term incentive plan during the calendar year. Employees are also generally provided 3 months of health insurance benefits. Messrs. Simonelli and Worrell are eligible for benefits under the Baker Hughes Company Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the executive officer under any other plan, program or individual contractual arrangement.

Pursuant to the equity award agreements and the Transformation Award agreements, awards that have been held for at least one year would receive the following treatment: a pro-rata portion of RSUs would immediately lapse, a pro-rata portion of unvested options would become immediately vested and exercisable, and a pro-rata portion of PSUs and Transformation Awards would be deemed to have satisfied the service condition and would remain eligible to vest subject to the attainment of the specified performance conditions.

If the executive officer’s employment was involuntarily terminated by Baker Hughes without cause on December 31, 2022, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and become non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable; and

•

all outstanding PSUs and Transformation Awards that have been held for at least one year would have satisfied the service condition on a pro-rata basis and would remain eligible to vest subject to the attainment of performance conditions.

Payments in the event of a change in control without termination of employment

If a change in control were to have occurred on December 31, 2022, or any other date, and the executive officers did not incur a termination of employment, except as described below in the case of certain graded vesting RSUs granted under the Company’s 2017

51

Executive Compensation

LTIP, the executive officers would not have been entitled to any payments in connection with the change in control. However, PSUs and Transformation Awards would have been deemed to have satisfied their performance condition at target performance. For all PSUs and Transformation Awards, the awards would still be subject to their respective service conditions. In the case of graded vesting RSUs granted under the 2017 LTIP in 2020 and 2021 (1) there is 1/3 vesting on a single trigger (change in control only) basis if the participant remains employed through the earlier of the change in control or the regular vesting date (e.g., the first, second or third anniversary of the date of grant) and (2) there is full vesting of any remaining unvested RSUs upon the occurrence of an involuntary termination during 24 months (or, in some cases, 12 months) following a change in control. If a change in control were to have occurred on December 31, 2022, under each of the graded vesting RSUs granted under the 2017 LTIP in January of 2020 and 2021, there would have been less than one month of accelerated vesting with respect to 1/3 of the RSUs granted under the awards. All equity awards granted after May of 2021 are subject to double-trigger vesting.

Payments in the event of a change in control and termination of employment by the executive officer for good reason or by the Company or its successor without cause

In addition to the benefits described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control,” if an executive officer is terminated without cause or terminates employment for good reason within 24 months (12 months in some cases) following a change in control, pursuant to the equity award agreements and the Transformation Award agreements, restrictions on all RSUs would have immediately lapsed, any unvested options would have immediately vested and become exercisable, the service restrictions on all PSUs and Transformation Awards would have immediately lapsed and the satisfaction the performance conditions would have been fixed at target.

Termination of employment for any reason

If an executive officer had terminated employment with us on December 31, 2022 for any reason, including resignation or involuntary termination of employment for cause, the executive officer would have been entitled to receive those vested benefits to which the executive officer is entitled under the terms of the employee benefit plans in which the executive officer is a participant as of the executive officer’s date of termination of employment.

Payments upon disability

If the executive officer had terminated employment with us on December 31, 2022 due to disability, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•

all outstanding PSUs and Transformation Awards that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the performance condition; and

•	an amount equal to the executive officer’s annual target bonus under the short-term incentive plan.

Payments upon death

If an executive officer had terminated employment with us on December 31, 2022 due to death, the executive officer would have received the following:

•	all outstanding RSUs would have become fully vested and non-forfeitable;

•	all outstanding PSUs and Transformation Awards would have satisfied the service condition and would remain subject to the performance condition; and

•	an amount equal to the executive officer’s annual target bonus under the short-term incentive plan.

Payments upon retirement eligibility

If an executive officer had met retirement eligibility of 60 years old with 5 years of service on December 31, 2022, the executive officer would have received the following benefits:

•	all outstanding RSUs granted prior to 2022 would have become fully vested and non-forfeitable; and

•	all outstanding PSUs granted prior to 2022 and Transformation Awards would have satisfied the service condition and would remain subject to the performance condition.

Mr. Christie became retirement eligible in April 2022 and thus received the benefits described above upon such date.

Separation Agreements With Messrs. Worrell and Saunders

As we previously disclosed on September 6, 2022, as a result of the restructuring and simplifying of its organizational structure, Neil Saunders, Executive Vice President – Oilfield Equipment, incurred an involuntary termination of employment and departed the Company on January 31, 2023. In connection with Mr. Saunders’ departure, the Company and Mr. Saunders entered into a separation agreement dated December 20, 2022.

52 2023 Proxy Statement

Executive Compensation

The separation agreement provided that Mr. Saunders would continue to receive his then current base salary, annual incentive plan opportunity and benefits through January 31, 2023, his outstanding equity awards would be treated in accordance with applicable provisions under the Company’s long-term incentive plans (except as set forth below). As of his employment termination date, Mr. Saunders will receive three months of contractual notice and a severance payment that is consistent with the benefits provided pursuant to the Company’s Executive Severance Program, with the benefits to be provided in a manner consistent with an involuntary termination as compensation for loss of employment. In addition to these benefits, Mr. Saunders will be entitled to a $15,000 payment as compensation for loss of benefits and the vesting of the unvested RSUs that were granted to him in January of 2022.

Pursuant to the separation agreement, Mr. Saunders affirmed certain contractual obligations he has to the Company, including cooperation and assistance and confidentiality, which will remain in effect for specified periods following his employment.

As we previously disclosed on October 19, 2022, Brian Worrell, the Company’s former Chief Financial Officer, transitioned from his prior role as Chief Financial Officer on November 1, 2022.

In connection with the transition, Mr. Worrell entered into a separation agreement with the Company, dated as of December 2, 2022, which provides that during the transition period (which is anticipated to end on April 30, 2023, his employment termination date). Mr. Worrell will serve as an advisor to the Company’s Chairman and Chief Executive Officer, he will continue to receive his current base salary, annual incentive plan opportunity and benefits through his employment termination date (except that Mr. Worrell would not be entitled to any additional long-term equity awards), and his outstanding equity awards will be treated in accordance with applicable provisions under the Company’s long-term incentive plans (except as set forth below). Mr. Worrell’s separation was an involuntary termination and was treated as such in accordance with the governing severance plans and arrangements. As a result, as of his employment termination date, Mr. Worrell is eligible to receive, subject to his execution of a general release of claims and compliance with applicable restrictive covenants, benefits pursuant to the Company’s Executive Severance Program and Mr. Worrell’s offer letter (which are equal to 18 months base salary plus 1.5 times the greater of the last annual bonus or the average of the prior three bonuses). In addition, the separation agreement provides that Mr. Worrell will be entitled to the vesting of the unvested RSUs that were granted to him in January of 2022, continued participation in the Company’s health and welfare benefit plans for the six month period after termination of employment, pro-rated participation in the 2023 annual bonus program, the extension of the post-termination exercise period of his outstanding stock options until the end of their respective full terms, reasonable legal fees and expenses reasonable legal fees and expenses related to the agreement up to $5,000, and tax equalization as a result of his international assignment.

In addition, the Company and Mr. Worrell agreed, and the separation agreement stated, that following his employment termination date, Mr. Worrell would provide consulting services to the Company for up to 18 months pursuant to the terms of an independent consulting agreement, dated as of December 2, 2022. The consulting agreement provides the Company will pay Mr. Worrell a monthly consulting fee of $100,000 per month if Mr. Worrell incurs a “good leaver” termination (as defined in the separation agreement, but generally includes a termination without cause or a Company breach of the agreement) or his employment terminates by mutual agreement, prior to May 1, 2023, such that the consulting period never begins, Mr. Worrell will be entitled to six months of consulting fees. Mr. Worrell is subject to restrictive covenants including confidentiality, non-disparagement, and non-solicitation.

Copies of the separation agreements with Messrs. Worrell and Saunders were filed as exhibits to the Company’s Annual Report on the Form 10-K for the period ended December 31, 2022.

53

Executive Compensation

Potential payments upon termination or a change in control

The table below assumes for each of our current NEOs a termination date or change-in-control date of December 31, 2022, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Common Stock of $29.53 on Nasdaq on December 30, 2022, the last trading day of 2022.

	Lorenzo Simonelli ($)	Brian Worrell ($)	Nancy Buese ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Neil Saunders ($)

Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause

Accelerated Vesting of RSUs / PSUs/ Transformation Awards (1)	29,297,027	10,140,980	5,351,574	11,372,617	5,576,646	4,937,652

Dividend Equivalents (2)	1,080,934	352,588	34,433	343,328	135,728	201,477

Severance Payment	10,205,000	4,500,000	3,600,000	3,800,000	3,400,000	1,964,334

Short-Term Incentive Plan Bonus	2,512,000	1,250,000	—	950,000	850,000	491,083

Continuation of Health and Life Insurance Benefits	30,222	71,184	8,276	46,271	10,488	21,676

Outplacement Services	35,000	35,000	—	35,000	35,000	35,000

Interest Paid for Section 409A Six-Month Delay	395,662	179,765	111,705	148,634	132,963	77,348

Legal fees	—	5,000	—	—	—	—

Consulting payment	—	600,000	—	—	—	—

Extension of Stock Option Exercise Period	—	1,054,394	—	—	—	—

Sign-on bonus subject to clawback			2,000,000	—	—	—

Pay in Lieu of Notice						40,924

Best of Net Tax Adjustment (3)	(7,723,866)	—	—	—	—	(1,010,952)

TOTAL	35,831,979	18,188,911	11,105,988	16,695,850	10,140,825	6,758,542

Payments upon a Change in Control Without Termination of Employment

Accelerated Vesting of RSUs / PSUs / Transformation Awards (4)	3,647,368	1,595,713	—	1,139,799	2,933,475	911,827

Dividend Equivalents (2)	221,423	96,872	—	69,195	70,387	55,355

TOTAL	3,868,791	1,692,585	—	1,208,994	3,003,862	967,182

Payments upon Disability

Accelerated Vesting of RSUs / PSUs / Transformation Awards (5)	17,666,901	6,440,517	—	5,028,953	—	2,823,127

Dividend Equivalents (2)	793,430	261,111	—	186,509	—	149,205

Short-Term Incentive Plan Bonus	2,512,000	1,250,000	—	950,000	850,000	491,083

Consulting payment		600,000		—	—	—

Extension of Stock Option Exercise Period		1,054,394		—	—	—

Sign-on bonus subject to clawback	—	—	2,000,000	—	—	—

TOTAL	20,972,331	9,606,022	2,000,000	6,165,462	850,000	3,463,415

Payments upon Death

Accelerated Vesting of RSUs / PSUs / Transformation Awards (8)	29,297,027	10,140,980	5,351,574	11,372,617	2,643,171	4,937,652

Dividend Equivalents (2)	1,080,934	352,588	34,433	343,328	65,341	201,477

Short-Term Incentive Plan Bonus	2,512,000	1,250,000	—	950,000	850,000	491,083

Consulting payment		600,000	—	—	—	—

Extension of Stock Option Exercise Period		1,054,394	—	—	—	—

54 2023 Proxy Statement

Executive Compensation

	Lorenzo Simonelli ($)	Brian Worrell ($)	Nancy Buese ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Neil Saunders ($)

Sign-on bonus subject to clawback			2,000,000	—	—	—

TOTAL	32,889,961	13,397,962	7,386,007	12,665,945	3,558,512	5,630,212

Payments upon Retirement

Accelerated Vesting of RSUs / PSUs / Transformation Awards (6)	—	—	—	—	—	—

Short-Term Incentive Plan Bonus	—	—	—	—	—	—

TOTAL	—	—	—	—	—	—

Payments upon Involuntary Termination of Employment Not in Connection with a Change of Control

Accelerated Vesting of RSUs / PSUs / Transformation Awards (7)	11,303,462	5,915,687	—	3,189,630	—	2,808,935

Dividend Equivalents (2)	523,967	213,236	—	119,642	—	121,848

Severance Payment	6,438,188	3,731,250	—	950,000	850,000	491,083

Short-Term Incentive Plan Bonus	2,512,000	812,500		950,000	850,000	319,204

Continuation of Health and Life Insurance Benefits	3,022	20,730	1,034	5,784	1,311	15,000

Outplacement Services	35,000	35,000		35,000	35,000	35,000

Legal fees		5,000		—	—

Consulting payment		600,000		—	—

Extension of Stock Option Exercise Period		1,054,394		—	—

Sign-on bonus subject to clawback			2,000,000	—	—

Pay in Lieu of Notice						40,924

TOTAL	20,815,639	12,387,797	2,001,034	5,250,056	1,736,311	3,831,994

(1)

All service-based restrictions on RSUs, PSUs, and Transformation Awards would have immediately lapsed. Attainment of the performance conditions would be fixed at target for PSUs and Transformation Awards.

(2)	Values include the quarterly dividend equivalents that would have been due upon the vesting of the RSUs and portions of the PSUs.

(3)	Reflects the aggregate impact of the best-of-net tax adjustment for Section 4999 as prescribed under the Executive Change in Control Plan.

(4)

While awards granted under the LTIP would generally not vest upon a change in control without termination, the attainment of performance condition for PSUs and Transformation Awards would have been measured at target at the time of the change in control as described above. In both cases, the awards would still be subject to their respective service conditions. In the case of certain graded vesting RSUs granted under the 2017 LTIP in 2020 and 2021, (1) there is 1/3 vesting on a single trigger (change in control only) basis if the participant remains employed through the earlier of the change in control or the regular vesting date (e.g., the first, second or third anniversary of the date of grant) and (2) there is full vesting of any remaining unvested RSUs upon the occurrence of an involuntary termination during 24 months (or, in some cases, 12 months) following a change in control. If a change in control were to have occurred on December 31, 2022, under the graded vesting RSUs granted under the 2017 LTIP in January of 2020, there would have been less than one month of accelerated vesting with respect to the number of RSUs that would have vested on the third anniversary of the date of grant (January of 2023). If a change in control were to have occurred on December 31, 2022, under the graded vesting RSUs granted under the 2017 LTIP in January of 2021, there would have been less than one month of accelerated vesting with respect to the number of RSUs that would have vested on the second anniversary of the date of grant (January of 2023).There would be no accelerated vesting of cliff-based vesting RSUs upon a change in control without termination. All equity awards granted after May of 2021 are subject to double-trigger vesting.

(5)

Assuming the outstanding awards have been held for at least one year, RSUs would have fully vested and become non-forfeitable and PSUs and Transformation Awards would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(6)

All outstanding RSUs granted prior to 2022 would have become fully vested and non-forfeitable. All outstanding PSUs granted prior to 2022 and Transformation Awards would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(7)

Assuming the outstanding awards have been held for at least one year, the RSUs would have vested on a pro-rata basis and become non-forfeitable and PSUs and Transformation Awards would have satisfied their respective service conditions on a pro-rata basis and would continue to vest subject to their respective performance conditions. Further, in the case of Messrs. Worrell and Saunders, as described above in the Payments Upon Change in Control or Termination section in this Proxy Statement at the end of 2022, the Company agreed to accelerate the vesting of the 2022 RSUs granted to Messrs. Worrell and Saunders upon their terminations of employment (anticipated to be in 2023) subject to their compliance with covenants in their separation agreements. The figure above includes the number of RSUs granted to Messrs. Worrell and Saunders in 2022 multiplied by the closing price of our Class A Common Stock on December 30, 2022.

(8)

All outstanding RSUs would become fully vested and non-forfeitable. All outstanding PSUs and Transformation Awards would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

In addition to the benefits listed above, certain NEOs have pension benefits and nonqualified deferred compensation plan benefits that would have become payable had the NEOs incurred terminations of employment (for any reason) on December 31, 2022. These benefits are fully disclosed earlier in this Proxy Statement under the headings “Pension Benefits” and “Nonqualified Deferred Compensation”. Had our NEOs incurred terminations of employment on December 31, 2022, the forms and amounts of any such payments or benefits would

55

Executive Compensation

not have been enhanced and there would have been no vesting or other accelerations in connection with such terminations of employment. As of December 31, 2022, all of our NEOs had fully non-forfeitable interests in any such pension benefits and nonqualified deferred compensation plan benefits without regard to the occurrence of their terminations of employment and/or a change in control.

CEO pay ratio disclosure

Provisions of the Dodd-Frank Act and regulations that were amended pursuant thereto (the “Pay Ratio Rule”) require U.S. public companies to disclose the ratio of their CEO’s compensation to that of their median employee. The Pay Ratio Rule permits a company to identify the “median employee” once every three years, so long as there have been no changes in the Company’s employee population or employee compensation arrangements that would result in a significant change to the Company’s pay ratio disclosure. Our ending fiscal year 2022 headcount remained comparable with our employee population over the previous two fiscal periods, and we did not undertake significant changes to executive or employee compensation arrangements during 2022. The median employee identified for the 2020 and 2021 fiscal year pay ratio calculations had similar and consistent compensation during fiscal year 2022; therefore, the same median employee used for the fiscal year 2022 pay ratio calculations was used for the fiscal year 2021 and 2020 pay ratio calculations, as permitted by the Pay Ratio Rule.

We have estimated the median of the 2022 annual total compensation of our employees, excluding our CEO, to be $66,125. The 2022 annualized total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $16,091,589. The ratio of the annualized total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 243 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

56 2023 Proxy Statement

Executive Compensation

Pay versus Performance
In this section, we are including the required disclosure for pay versus performance as defined by the Securities and Exchange Commission for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

					Value of Initial Fixed $100 Investment Based On: (3)

Year (1)	Summary Compensation Table Total PEO	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non- PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Baker Hughes TSR	OSX Index TSR	Net Income (Loss) $MM	Adjusted EBITDA (4) $MM

2022	$16,091,588	$14,511,432	$6,533,381	$5,987,467	$127	$107	$(601)	$2,981

2021	$15,646,452	$21,790,884	$5,751,387	$7,226,540	$101	$67	$(219)	$2,681

2020	$15,313,021	$8,230,793	$4,815,026	$2,079,824	$85	$57	$(9,940)	$2,357

(1)	For fiscal years 2022, 2021 and 2020, Mr. Simonelli was the Principal Executive Officer (PEO) for the Company.

(2)
Compensation Actually Paid
(“CAP”)
 is the Summary Compensation Table
(“SCT”)
 total value for the period shown with adjustments for equity awards and pension (as described in more detail in the reconciliation table for our PEO and non-PEOs
below). CAP reflects equity awards based on the
mark-to-market
valuation under ASC Topic 718: Compensation — Stock Compensation for each period in the above table. Pension values for CAP reflect the pension service cost as used in the financial statements for each period shown in the above table.

(3)
The Company calculates TSR with a base investment of $100 in a manner consistent with the stock performance graph disclosure requirements under Item 201(e) of Regulation
S-K
is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each 2022, 2021 and 2020, respectively. The peer group used for comparison for each of the fiscal years 2022, 2021 and 2020 is the Philadelphia Oil Service (“OSX”) Index.

(4)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2022. Adjusted EBITDA is a key measure in our Short Term Incentive Plan and influences payouts across our compensation programs. Adjusted EBITDA is a non-GAAP
measure. A reconciliation of GAAP to
non-GAAP
measures is included in the Proxy Statement in Annex A.

The CEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	SCT Total for CEO	Minus SCT Change in Pension Value for CEO	Plus Pension Value Service Cost (1)	Minus SCT Equity for CEO	Plus EOY* Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY* to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	CEO CAP

2022	16,091,588	—	—	12,056,262	11,277,242	149,308	—	(950,444)	—	14,511,432

2021	15,646,452	—	—	10,856,292	13,182,502	2,328,558	—	1,489,664	—	21,790,884

2020	15,313,021	2,119,972	—	9,807,294	9,831,986	(2,258,812)	—	(2,728,136)	—	8,230,793
*“EOY” = End of Year, “BOY” = Beginning of Year
The Average Other NEOs Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	SCT Total for Average Other NEOs	Minus SCT Change in Pension Value for Average Other NEOs	Plus Pension Value Service Cost (1)	Minus SCT Equity for Average Other NEOs	Plus EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	Average Other NEOs CAP

2022 (2)	6,533,381	—	—	4,542,718	4,004,019	104,392	—	(111,607)	—	5,987,467

2021 (3)	5,751,387	—	—	2,678,371	3,247,540	540,265	—	365,719	—	7,226,540

2020 (4)	4,815,026	289,148	—	2,348,778	1,629,713	(474,998)	—	(735,786)	(516,205)	2,079,824

(1)	There is no addition for Prior Service Cost on the basis the Baker Hughes Supplementary Pension Plan, the Baker Hughes Company Pension Plan and the Baker Hughes UK Pension Plan are currently frozen.

(2)	The average CAP for 2022 comprised of compensation for Mr. Worrell, Ms. Buese, Ms. Borras, Mr. Christie , and Mr. Saunders.

57

Executive Compensation

(3)	The average CAP for 2021 comprised of compensation for Mr. Worrell, Ms. Borras, Mr. Christie , and Mr. Saunders.

(4)	The average CAP for 2020 comprised of compensation for Mr. Worrell, Ms. Borras, Mr. Christie, Mr. Ukpong, Mr. Mathieson , and Mr. Marsh.
In addition to the tabular disclosure above, the following is an unranked list of the most important performance measures that link Compensation Actually Paid to Company performance.

Most Important Performance Measures

Adjusted EBITDA

Free Cash Flow

ROIC

Relative TSR
Pay versus Performance CAP Comparisons
Each of the following charts shows the relationship between CAP and the required performance measures in the tabular disclosure; Baker Hughes TSR (Value of Initial Fixed $100 Investment), Net Income (loss), and Adjusted EBITDA (Company Selected Measure). The first chart shows the relationship between Baker Hughes TSR and Peer Group TSR (Value of initial Fixed $100 Investment). The Human Capital and Compensation Committee does not use Net Income as a standalone metric to directly determine pay outcomes. Instead, the Committee believes that Adjusted EBITDA better reflects the Company’s performance and aligns executives’ interests with stockholders’ interests as it relates to the Company’s strategic priorities.

58 2023 Proxy Statement

Executive Compensation

59

Executive Compensation

Human Capital and Compensation Committee interlocks and insider participation

During 2022, the members of the Human Capital and Compensation Committee consisted of Messrs. Brenneman (Chair), Beattie, Rice and Cazalot (until May 17, 2022) and Mmes. Carroll and Connors. During 2022, none of the members of the Human Capital and Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship requiring disclosure under item 404 of Regulation S-K concerning transactions with related persons. In addition, during 2022, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board of Directors or Human Capital and Compensation Committee.

60 2023 Proxy Statement

Proposal 2

Advisory vote related to the Company’s executive compensation program

The Board of Directors recommend that you vote FOR the compensation programs of the NEOs on an advisory basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company.

In the 2022 proxy advisory vote, 94.1% of the voted shares supported the compensation of our named executive officers.

The Human Capital and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal.

We believe that our compensation policies and decisions are focused on pay-for-performance principles, as well as being strongly aligned with the long-term interests of our shareholders and being competitive in the marketplace. As discussed previously in the CD&A, the Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced executive officers, include:

•	providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;

•	requiring significant stock holdings to align the interests of executive officers with those of shareholders;

•	designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and

•	setting compensation and incentive levels that reflect competitive market practices.

We are asking our shareholders to indicate their support for our NEO compensation program as described in this Proxy Statement. This is an advisory vote to approve NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures.”

The Board has adopted a policy to provide for annual say on pay votes.

As discussed in more detail under Proposal 4, our shareholders are being asked to vote on the frequency with which we hold say on pay votes. The Board has recommended a vote for “One Year” and therefore expects to hold our next say on pay vote at the 2024 annual general meeting of shareholders.

61

Audit committee report

The Audit Committee assists the Boar in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company’s risk management and compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors, and management.

During the year ended December 31, 2022, the Audit Committee held ten meetings and otherwise met and communicated with management and with KPMG LLP (“KPMG”), the Company’s Independent Registered Public Accounting Firm for 2022.The Audit Committee discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”), including information regarding the scope and results of the audit and other matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also discussed with KPMG its independence from the Company and received the written disclosures and the letter from KPMG concerning independence as required by the PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence.” In considering KPMG’s independence, the Audit Committee noted that KPMG only provided to the Company audit and audit related services and no tax or other services. As part of its audit services, KPMG also periodically reported to the Audit Committee on the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company’s internal auditors and KPMG, the interim financial information included in the March 31, 2022, June 30, 2022, and September 30, 2022 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2022 (the “Audited Financial Statements”) with management, the Company’s internal auditors, and KPMG. KPMG informed the Audit Committee that the Company’s Audited Financial Statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of The Sarbanes Oxley Act and related regulations.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

John G. Rice, Chair

Cynthia B. Carroll

Nelda J. Connors

Michael R. Dumais

Lynn L. Elsenhans

62 2023 Proxy Statement

Fees paid to KPMG LLP

The Audit Committee appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal years ending on December 31, 2022 and December 31, 2021.

KPMG billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during fiscal years 2022 and 2021. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, and (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

The table below shows the aggregate fees paid or to be paid to KPMG for professional services related to fiscal years 2022 and 2021:

KPMG (in millions)	2022	2021

Audit fees (1)	$25.8	$28.3

Audit-related fees (2)	0.7	0.5

Tax fees (3)	—	—

All other (4)	—	—

Total	$26.5	$28.8

(1)

Audit fees include fees related to the audit of the Company’s annual financial statements, including fees related to the statutory audit requirements of most of our subsidiaries in foreign countries, review of quarterly financial statements, and audit services related to the effectiveness of the Company’s internal control over financial reporting. Audit fees also include the audits related to possible divestitures or reorganization activities.

(2)

Audit-related fees are primarily for professional services not directly related to the Company’s annual financial statements, for example assistance in connection with environmental social governance assurance services, various registration statements, debt offerings and similar matters.

(3)

Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in certain countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings, and advice on the tax effect of other structuring and operational matters.

(4)	All other fees are the aggregate fees billed for products and services provided by KPMG that are not audit fees, audit related fees, or tax fees.

Pre-approval policies and procedures

The Audit Committee has the sole authority and responsibility to select, evaluate, compensate, and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor. All of the services and related fees described above under “audit fees,” “audit-related fees,” “tax fees,” and “all other” were approved by the Audit Committee pursuant to Section 202 of the Sarbanes-Oxley Act.

63

Proposal 3

Ratification of the Company’s independent registered public accounting firm

The Board of Directors recommend that you vote FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2023.

The Audit Committee has selected the firm of KPMG LLP as our independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2023. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2022. While the Audit Committee is responsible for the selection, evaluation, compensation, and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of KPMG LLP as our principal Independent Registered Public Accounting Firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.

KPMG LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

64 2023 Proxy Statement

Proposal 4

Advisory vote on the frequency of the holding of an advisory vote on executive compensation

The Board of Directors recommend that you vote for a frequency of “ONE YEAR” for future non-binding shareholder votes to approve the compensation of the Company’s executive officers.

As described in Proposal 2 (Advisory vote related to the Company’s executive compensation program), in accordance with Section 14A of the Exchange Act, our shareholders are being provided the opportunity to cast an advisory vote to approve the compensation program of our NEOs, referred to as a “say-on-pay vote.” This Proposal 4 provides our shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual shareholder meetings (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, our shareholders may vote to have the say-on-pay vote every year, every two years, or every three years. Our shareholders may also abstain from voting on this proposal.

Our Board believes that a say-on-pay vote should be conducted every year so that our shareholders may express their views on our executive compensation program and our Human Capital and Compensation Committee can consider the outcome of these votes in making its decisions on executive compensation annually.

Vote Required

Shareholders are not voting to approve or disapprove our Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.”

The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be considered as the frequency for the non-binding advisory vote on executive compensation that has been selected by shareholders. However, because the vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option that receives the highest number of votes by our shareholders.

The Company will hold its next advisory vote on the frequency of the holding of an advisory vote on executive compensation at the 2029 annual general meeting of shareholders.

65

General information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Company, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 16, 2023 and at any and all reconvened meetings after adjournments thereof. It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Information about the Notice of Internet availability of proxy materials

In accordance with rules and regulations of the SEC, we furnish to our shareholders proxy materials, including our 2022 Annual Report on Form 10-K of the Company (the “Annual Report”) to shareholders, on the Internet. On or about April 6, 2023, we will send electronically an Annual Meeting package personalized with profile and voting information (“Electronic Delivery”) to those shareholders that have previously signed up to receive their proxy materials via the Internet. On or about April 6, 2023, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those shareholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Shareholders may sign up to receive future proxy materials and other shareholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider, and a web browser that supports secure connections. Visit www.proxypush.com/bakerhughes for additional information regarding electronic delivery enrollment.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 16, 2023

This Proxy Statement and the Annual Report are available for Registered Holders at www.proxydocs.com/bakerhughes and the means to vote by Internet is available at www.proxypush.com/bakerhughes. Beneficial Holders should follow the instructions provided by their broker, bank, or other nominee to vote by Internet and access this Proxy Statement and Annual Report.

Shareholder of record; shares registered in your name

If on March 20, 2023 (the “record date”), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a shareholder of record or “Registered Holder” with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet, telephone, mail, or live during the live webcast of the Annual Meeting. Please refer to the specific voting instructions set forth in the proxy materials. The giving of a proxy will not affect your right to vote during the virtual audio meeting and will revoke your previous proxy.

Beneficial owner; shares registered in the name of the broker, bank, or other agent

If on March 20, 2023, your shares were held in “street name” in an account at a brokerage firm, bank, or other nominee holder, then you are considered the beneficial owner or “Beneficial Holder” of the shares, and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the Registered Holder for purposes of voting at the Annual Meeting. As the Beneficial Holder, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote during the live webcast of the Annual Meeting; however, you must first request a legal proxy from your bank or brokerage firm. Requesting a legal proxy will automatically cancel any voting directions you have previously given with respect to your shares.

Voting

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company’s executive compensation program, FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023, and EVERY YEAR for the advisory vote on the frequency of the holding of an advisory vote on executive compensation. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

66 2023 Proxy Statement

General Information

Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation, or a duly executed proxy bearing a later date. The executive offices of the Company are located at 17021 Aldine Westfield Road, Houston, Texas 77073. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by shareholders of record for proper purposes and will also be available electronically on the virtual meeting website for those attending the meeting.

Confidential Voting

The Company maintains votes confidentiality. Proxies and ballots of shareholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in certain other limited circumstances. This practice further provides that employees may confidentially vote their Company shares and requires the appointment of an independent tabulator and Inspector of Election for the 2023 Meeting.

Solicitation of proxies

The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers, and regular employees of the Company may, without extra compensation, solicit proxies in person, by telephone, or by electronic communication. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from shareholders of the Company for an anticipated fee of $10,000, plus out-of-pocket expenses.

Attendance

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Only shareholders of record or beneficial owners of the Company’s Class A Common Stock and Class B Common Stock may attend the virtual Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/bakerhughes prior to the deadline of May 10, 2023 at 5:00 p.m. Eastern Daylight Time. Upon completing your registration, you will receive further instructions via e-mail including your unique link that will allow you access to the meeting as well as instructions on how to submit questions.

Householding

We will only deliver one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Company, Attn: Corporate Secretary, 17021 Aldine Westfield Road, Houston, Texas 77073, +1 713-439-8600. Shareholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

67

Annual report

The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2022, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any shareholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.

Incorporation by reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company or BHH LLC under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Human Capital and Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

The section titled “Directors, Executive Officers and Corporate Governance” of our Annual Report on Form 10-K filed on February 14, 2023 is incorporated by reference to this Proxy Statement.

Shareholder proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in our 2024 proxy statement and acted upon at our 2024 Annual Meeting of Shareholders must be received by us at our executive offices no less than 120 calendar days before the anniversary date of the proxy statement for the prior year’s Annual Meeting was made available to shareholders (i.e., December 8, 2023) to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Under the Company’s Bylaws, shareholder proposals intended to be presented at the 2024 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year’s Annual Meeting (i.e., after January 17, 2024 and no later than February 16, 2024) to be properly brought before the 2024 Annual Meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.

Nominations of directors by shareholders must be received by the Chairperson of the Governance & Corporate Responsibility Committee of the Company’s Board of Directors, 17021 Aldine Westfield Road, Houston, Texas 77073 or the Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073 no earlier than 120 days and no later than 90 days before the anniversary of the prior year’s Annual Meeting (i.e., after January 17, 2024 and no later than February 16, 2024) to be properly nominated before the 2024 Annual Meeting.

Other matters

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that proxies in the enclosed form will be voted in accordance with the discretion of the persons voting the proxies.

68 2023 Proxy Statement

Voting securities

The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Class A Common Stock and Class B Common Stock, of which 1,011,869,982 shares and 0 shares were issued and outstanding at the close of business on March 20, 2023, the record date of the Annual Meeting. Only shareholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock, voting as a single class, entitles the holder thereof to one vote on each matter to be considered at the meeting.

The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the election of directors, (ii) the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the meeting and voting affirmatively or negatively on such matter is required for the approval of the advisory vote related to the Company’s executive compensation program and the approval of the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2023, and (iii) the option of one year, two years, or three years that receives the most votes will be deemed to have received the advisory approval of our stockholders for the advisory vote on the frequency of the holding of an advisory vote on executive compensation . For the election of directors, you may vote either For or Withhold against a director. A “withhold” vote has no effect on the election of directors. For the advisory vote on the frequency of the holding of an advisory vote on executive compensation, you may vote “one year”, “two years”, or “three years.” In addition, abstentions have no effect on any of the other proposals.

Brokers, banks, or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals under the Nasdaq rules when they have not received instructions from the beneficial owners, such as Proposal 3 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2023). If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals such as Proposal 1 (the election of directors), Proposal 2 (the advisory vote related to the Company’s executive compensation program) and Proposal 4 (the advisory vote on the frequency of the holding of an advisory vote related on executive compensation).

Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s annual report on Form 10-K for the period ended December 31, 2022 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.investors.bakerhughes.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

69

Annex A

Reconciliation of GAAP to non-GAAP financial measures*

The Company presents its financial results in accordance with U.S. GAAP. However, management believes that additional non-GAAP measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and liquidity, and that these measures may be used by investors to make informed investment decisions. The following tables reconcile our GAAP financial information with non-GAAP financial information used in this Proxy Statement.

The reconciliations of net loss attributable to Baker Hughes Company (GAAP) to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) (non-GAAP) and adjusted EBITDA (non-GAAP) for the years ended December 31, 2022 and 2021 are as follows:

	Year Ended December 31

(in millions)	2022	2021

Net loss attributable to Baker Hughes Company (GAAP)	$(601)	$(219)

Net income (loss) attributable to noncontrolling interests	23	(111)

Provision for income taxes	600	758

Interest expense, net	252	299

Other non-operating loss, net	911	583

Operating income (GAAP)	1,185	1,310

Depreciation & amortization	1,061	1,105

EBITDA (non-GAAP)	2,246	2,415

Restructuring, impairment and other	682	209

Separation related	23	60

Inventory Impairment	31	—

Total operating income adjustments	735	268

Adjusted EBITDA (non-GAAP)	$2,981	$2,681

The reconciliation of cash flow from operating activities (GAAP) to free cash flow (non-GAAP) for the year ended December 31, 2022 is as follows:

(in millions)	Year Ended December 31, 2022

Cash flow from operating activities (GAAP)	$1,888

Less: Cash used for capital expenditures, net of proceeds from disposal of assets	(772)

Free cash flow (non-GAAP)	$1,116

*	Certain columns may not sum up due to the use of rounded numbers.

A-1

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/bakerhughes
• Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-855-658-0965 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Baker Hughes Company

Annual Meeting of Shareholders

For Shareholders of record as of March 20, 2023

TIME:	Tuesday, May 16, 2023 9:00 AM, Central Daylight Time

PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/bakerhughes for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Lorenzo Simonelli, Regina Jones and Fernando Contreras, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A Common Stock and Class B Common Stock of Baker Hughes Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Baker Hughes Company

Annual Meeting of Shareholders

Please make your marks like this:	×

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

PROPOSALS	YOUR VOTE	BOARD OF DIRECTORS RECOMMENDS

1	The Election of Directors
			FOR	WITHHOLD
	1.01.	W. Geoffrey Beattie	☐	☐			FOR
	1.02	Gregory D. Brenneman	☐	☐			FOR
	1.03	Cynthia B. Carroll	☐	☐			FOR
	1.04	Nelda J. Connors	☐	☐			FOR
	1.05	Michael R. Dumais	☐	☐			FOR
	1.06	Lynn L. Elsenhans	☐	☐			FOR
	1.07	John G. Rice	☐	☐			FOR
	1.08	Lorenzo Simonelli	☐	☐			FOR
	1.09	Mohsen Sohi	☐	☐			FOR

			FOR	AGAINST	ABSTAIN
2	An advisory vote related to the Company’s executive compensation program		☐	☐	☐		FOR
3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023		☐	☐	☐		FOR
			1YR	2YR	3YR	ABSTAIN
4	An advisory vote on the frequency of the holding of an advisory vote on executive compensation		☐	☐	☐	☐	1 YEAR

You must register to attend the meeting online and/or participate at www.proxydocs.com/bakerhughes

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date